UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

NorWesTech, Inc. 220 West Harrison St., Seattle, Washington 98119
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 3 on Form 8-K/A (this “Amendment No. 3”) is being filed to incorporate changes to the Current Report on Form 8-K, dated February 22, 2012, filed by Grandparents.com, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 27, 2012 (the “Original 8-K”), as amended by Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) and Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) filed by the Company with the SEC on March 30, 2012 and April 24, 2012, respectively (together, the “Previous Amendments”), in response to comments received from the SEC as a result of the SEC’s review of the Original 8-K, as amended by the Previous Amendments. The disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment No. 3. This Amendment No. 3 should be read in conjunction with the Original 8-K, as amended by the Previous Amendments, and the Company’s other filings made with the SEC subsequent to the Original 8-K, including any amendments to those filings. References in this Amendment No. 3 to “this Report” or “the Report” refer to the Original 8-K as amended by the Previous Amendments and this Amendment No. 3.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “will,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our marketing partners and members; demand for our website; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ADDITIONAL EXPLANATORY NOTE

Effective on February 23, 2012, we changed our name to Grandparents.com, Inc. and our new corporate address is 589 Eighth Avenue, 6th Floor, New York, New York and our telephone number is 646-839-8800. Previously, our corporate name was NorWesTech, Inc.

Unless otherwise indicated or the context otherwise requires, all references in this Report to the “Company,” “we,” “us,” and “our” are to Grandparents.com, Inc., formerly known as NorWesTech, Inc., a Delaware corporation. All references to “Grandparents.com” are to Grandparents.com, LLC, a Florida limited liability company with whom we completed an asset contribution on February 23, 2012.

Item 1.01	Entry into a Material Definitive Agreement.

The Transaction

On February 23, 2012 (the “Closing Date”), NorWesTech, Inc. (which we refer to as “Company,” “we,” “us” or “our”) entered into an Asset Contribution Agreement (the “Contribution Agreement”) with Grandparents.com, LLC, a Florida limited liability company (which we refer to as “Grandparents.com”). Under the terms of the Contribution Agreement, Grandparents.com contributed substantially all of its assets, including the grandparents.com domain name, other related domain names, trademarks and related assets, to us in exchange for our assumption of certain liabilities of Grandparents.com and our issuance to Grandparents.com of one (1) share of our newly designated Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Convertible Preferred Stock”), and a warrant (the “GP Warrant”) to purchase shares of our common stock, par value $0.01 per share (“Common Stock”), upon the occurrence of certain events more fully described below (the “Transaction”). Grandparents.com also assigned certain of its contracts to us. As of the closing of the Transaction but excluding the net proceeds from the private placement discussed below, the Company had approximately $1,540,000 in cash which remained in the Company immediately following the Transaction.

As of the Closing Date and after giving effect to the issuance of shares of our Series B Convertible Preferred Stock pursuant to the private placement more fully described below, the one (1) share of Series A Convertible Preferred Stock represented approximately 65% of our issued and outstanding shares of Common Stock on an as-converted basis of the Series A and Series B Convertible Preferred Stock. The rights and preferences of the Series A Convertible Preferred Stock are more fully described in Item 5.03 of this Report, which such description is incorporated herein by reference.

The Contribution Agreement contains customary representations and warranties and covenants of the parties thereto. The Contribution Agreement also contains a covenant restricting competition by Grandparents.com and indemnification provisions by Grandparents.com for breaches of its representations and warranties and covenants under the Contribution Agreement. In addition, the Contribution Agreement contains provisions requiring us to continue to afford our former officers and directors immediately prior to the closing of the Transaction certain rights to exculpation and indemnification for acts or omissions occurring prior to the Closing Date and requiring us to maintain directors’ and officers’ insurance in favor of such former directors and officers.

The Contribution Agreement contains an adjustment provision pursuant to which the number of shares for which the GP Warrant is exercisable will be adjusted from time to time to the extent the Shortfall Amount (as defined in the Contribution Agreement) calculated as of the Closing Date changes based on a calculation of same from time to time after the Closing Date. However, there will be no such adjustments after the third anniversary of the Closing Date. In addition, the number of shares of Common Stock for which the GP Warrant will be exercisable, if at all, will be adjusted from time to time in the event that any of the warrants to purchase an aggregate of 342,813 shares of Common Stock outstanding immediately prior to the closing of the Transaction (the “Other Warrants”) are exercised prior to termination, in which case the number of shares of Common Stock issuable upon exercise of the GP Warrant will increase on a one-for-one basis with respect to the number of shares of Common Stock issued upon exercise of any of the Other Warrants. The GP Warrant has an exercise price of $0.01 per share and is exercisable for five (5) years from the Closing Date. As of the date of this Report, the GP Warrant is not exercisable for any shares of Common Stock because the Shortfall Amount was zero as of the Closing Date, no adjustment of the Shortfall Amount has occurred as of the date of this Report and none of the Other Warrants have been exercised as of the date of this Report. However, assuming the full exercise of the Other Warrants for shares of Common Stock, the GP Warrant would become exercisable for 342,813 shares of Common Stock.

Other than the bridge loan described below and with respect to the Contribution Agreement and the ancillary agreements referred to therein and the transactions contemplated thereby, there are no material relationships between us or any of our affiliates, directors or officers, or any associate of any such director or officer, on the one hand, and Grandparents.com, on the other hand. On December 30, 2011, we provided a $500,000 bridge loan to Grandparents.com secured by a first priority security interest in all of Grandparents.com’s assets (the “Bridge Loan”). The purpose of the Bridge Loan was to provide loan financing and working capital to Grandparents.com in advance of negotiation and closing of the Contribution Agreement. The Bridge Loan was governed by the terms of a 4% Senior Secured Note and a Security Agreement and Trademark Security Agreement. Upon closing of the Transaction, we cancelled the 4% Senior Secured Note and terminated the Security Agreement and the Trademark Security Agreement. All liens with respect to the Bridge Loan were released in connection with the closing of the Transaction.

The foregoing descriptions of the Contribution Agreement and the GP Warrant do not purport to be complete and are qualified in their entirety by reference to the provisions of the Contribution Agreement and GP Warrant, copies of which are filed as Exhibits 2.1 and 4.1, respectively, to this Report and incorporated herein by reference.

Private Placement

On the Closing Date and simultaneously with the closing of the Transaction, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors signatory to the Securities Purchase Agreement (collectively, the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of 3,000,000 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Convertible Preferred Stock”) for aggregate gross proceeds to the Company of $3,000,000. Certain of the Company’s newly appointed directors and executive officers and their affiliates purchased shares of Series B Convertible Preferred Stock in the Private Placement on the same terms and conditions as other Purchasers.

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As of the Closing Date and after giving effect to the issuance of Series A Convertible Preferred Stock pursuant to the Transaction, the 3,000,000 shares of Series B Convertible Preferred Stock represented approximately 15% of our issued and outstanding shares of Common Stock, on an as-converted basis of the Series A and Series B Convertible Preferred Stock. The rights and preferences of the Series B Convertible Preferred Stock are more fully described in Item 5.03 of this Report, which such description is incorporated herein by reference.

Pursuant to the Securities Purchase Agreement, the Purchasers may not sell or otherwise transfer the shares of Series B Convertible Preferred Stock purchased in the Private Placement or any of the shares of Common Stock issued upon conversion thereof for a period of one hundred twenty (120) days following the Closing Date.

The foregoing description of the Securities Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Grandparents.com, the Purchasers and John Thomas Financial, Inc. (“JTF”) in which we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register for resale: (i) the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, (ii) the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock, (iii) the shares of Common Stock issuable upon exercise of the GP Warrant, (iv) the shares of Common Stock issuable upon exercise of a warrant to purchase 5,588,749 shares of Common Stock issued to JTF for its services as investment banking advisor to Grandparents.com in connection with the Transaction, and (v) the shares of Common Stock issuable upon exercise of a warrant to purchase 1,289,711 shares of Common Stock issued to JTF for its services as placement agent in the Private Placement. Pursuant to the Registration Rights Agreement, we agreed to file the Registration Statement as soon as practicable following the Closing Date but in no event later than forty five (45) calendar days following the conversion of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the provisions of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

Lock-Up Agreements

On the Closing Date, we entered into separate lock-up agreements (collectively, the “Lock-Up Agreements”) with each of Grandparents.com and JTF prohibiting them, for a period of twelve (12) months from the Closing Date, from transferring or otherwise disposing any equity securities of the Company beneficially owned by them. Notwithstanding the foregoing, Grandparents.com and JTF may transfer or dispose of such equity securities to certain “permitted transferees” (as contemplated in the Lock-Up Agreements), provided that any such permitted transferees execute a lock-up agreement in favor of the Company on substantially similar terms as the Lock-Up Agreements.

The Lock-Up Agreements will automatically terminate upon the final closing of an offering of Common Stock or other equity interest of the Company for the account of the Company having a price per share of at least $2.00 and resulting in at least $25,000,000 in gross proceeds (before underwriters’ discounts and selling commissions) to the Company.

The foregoing description of the Lock-Up Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the provisions of the Lock-Up Agreement between the Company and Grandparents.com, a copy of which is filed as Exhibit 10.3 to this Report and incorporated herein by reference, and the provisions of the Lock-Up Agreement between the Company and JTF, a copy of which is filed as Exhibit 10.4 to this Report and incorporated herein by reference.

Promissory Notes

Pursuant to the Contribution Agreement, on the Closing Date we entered into promissory notes with certain of our newly appointed directors and officers with respect to certain liabilities of Grandparents.com that we assumed in connection with the Transaction. Specifically, we entered into the following:

•	Amended and Restated Promissory Note in favor of Steven E. Leber, a Managing Director of Grandparents.com and newly appointed director and executive officer of the Company, in the principal amount of $78,543 (the “Leber Note”). The Leber Note reflects amounts outstanding under a promissory note previously issued by Grandparents.com to Mr. Leber and a revolving note issued by Grandparents.com to Mr. Leber and Joseph Bernstein that we assumed in connection with the Transaction.

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•	Amended and Restated Promissory Note in favor of Joseph Bernstein, a Managing Director of Grandparents.com and newly appointed director and executive officer of the Company, in the principal amount of $78,543 (the “Bernstein Note”). The Bernstein Note reflects amounts outstanding under a promissory note previously issued by Grandparents.com to Mr. Bernstein and a revolving note issued by Grandparents.com to Messrs. Leber and Bernstein that we assumed in connection with the Transaction.

•	Amended and Restated Promissory Note in favor of Meadows Capital, LLC (“Meadows”), an entity controlled by Dr. Robert Cohen, a Managing Director of Grandparents.com and newly appointed director of the Company, in the principal amount of $308,914 (the “Meadows Note”). The Meadows Note reflects amounts outstanding under promissory notes previously issued by Grandparents.com to Meadows that we assumed in connection with the Transaction.

•	Promissory Note in favor of Leber-Bernstein Group, LLC, an entity controlled by Messrs. Leber and Bernstein (“LBG”), in the principal amount of $612,500 (the “LBG Note”). The LBG Note reflects the amount of accrued but unpaid management fees of Grandparents.com payable to LBG that we assumed in connection with the Transaction.

The Leber Note, the Bernstein Note, the Meadows Note and the LBG Note are collectively referred to herein as the “Promissory Notes.” The Promissory Notes accrue interest at the rate of 5% per annum and mature upon the earlier of (i) the Company having EBITDA of at least $2,500,000 as reflected on its quarterly or annual financial statements filed with the SEC, but in no event earlier than April 1, 2013, or (ii) the Company closing a financing with gross proceeds to the Company of at least $10 million. Payment of the Promissory Notes is guaranteed by Grandparents.com. In addition, payment of the Meadows Note is guaranteed by Messrs. Leber and Bernstein. The Leber Note, Bernstein Note and LBG Note are subordinate in right of payment to the Meadows Note and rank pari passu with each other. The Meadows Note is secured by a first priority security interest in the assets of Grandparents.com. Other than the Meadows Note, none of the Promissory Notes are secured.

The foregoing descriptions of the Promissory Notes do not purport to be complete and are qualified in their entireties by reference to the provisions of such Promissory Notes, copies of which are filed as Exhibits 10.9, 10.10, 10.11 and 10.12 to this Report and incorporated herein by reference.

John Thomas Financial Warrants

The Company issued to John Thomas Financial, Inc. (“JTF”), as partial compensation for its advisory services to Grandparents.com in connection with the Transaction, a warrant to purchase 5,588,749 shares of Common Stock (the “Advisory Warrant”) and, as partial compensation for its services as the Company’s placement agent in connection with the Private Placement, a warrant to purchase 1,289,711 shares of Common Stock (the “Placement Agent Warrant”). The Advisory Warrant and Placement Agent Warrant each have a term of five (5) years and an exercise price of $0.23261 per share.

The foregoing descriptions of the Advisory Warrant and Placement Agent Warrant do not purport to be complete and are qualified in their entireties by reference to the provisions of the Advisory Warrant and Placement Agent Warrant, copies of which are filed as Exhibits 4.2 and 4.3 to this Report and incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

On the Closing Date and upon the closing of the Transaction, the 4% Senior Secured Note was cancelled and the Security Agreement and Trademark Security Agreement were terminated. The disclosure in Item 1.01 of this Report regarding the Bridge Loan is incorporated herein by reference in its entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Transaction is incorporated herein by reference in its entirety.

We were a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the closing of the Transaction. Accordingly, pursuant to Item 2.01(f) of Form 8-K, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act, if we were to file such form, reflecting our Common Stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

The information provided below relates to the Company and its securities upon consummation of the Transaction, except that information relating to our new business and operations for periods prior to the Transaction relates to Grandparents.com and its predecessors. Accordingly, references in this Item 2.01 to “we,” “us,” “our” or “the Company” with respect to our new business for periods prior to the Transaction refer to Grandparents.com and its predecessors.

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DESCRIPTION OF BUSINESS

Our website, www.grandparents.com, is a family-oriented social media website with a core mission of enhancing relationships between the generations and enriching the lives of grandparents by providing tools to foster connections among grandparents, parents and grandchildren. We primarily target the approximately 65 million grandparents in the U.S., but we also target the approximately 55 million “boomers” and seniors that are not grandparents. We believe that our website is one of the leading online communities for our market and that our website is the premier social media platform targeting active, involved grandparents.

General

We were incorporated under the laws of Delaware in May 1996. Prior to the sale of substantially all of our assets to Emerald Star Holdings, LLC (“Emerald Star”) on August 31, 2011, as more fully described below, we were formerly a provider of specialty reference laboratory services to the pharmaceutical, biotechnology, and diagnostics industries. Coupled with our specialty testing, we had central laboratory capability and provided full-service central laboratory support for multi-center clinical trials, including routine safety lab tests. We also performed clinical biomarker services for novel biomarkers, as well as custom assay services for our pharmaceutical and biotechnology clients.

On August 31, 2011 we sold all of our former business and operating assets to Emerald Star and Emerald Star assumed substantially all of the liabilities related to such assets and our former business. These liabilities included our accounts payable, obligations under our leases and contracts, tax liabilities, the remaining obligations under our $4 million secured loan, and all employee-related liabilities. In addition, upon closing of the asset sale, all of our employees were terminated and were hired as employees of Emerald Star. In connection with the closing, we changed our corporate name to NorWesTech, Inc.

From September 1, 2011 until the Closing Date, we had no active operations and our assets primarily consisted of the net cash proceeds we received from the sale of our former business and certain dormant technology and intellectual property held by our subsidiaries. During this time, our primary focus was to seek an acceptable operating company with which to complete a business combination.

The Transaction

On December 30, 2011, we entered into a non-binding letter of intent with Grandparents.com regarding a proposed transaction. In connection with the non-binding letter of intent, we provided a $500,000 Bridge Loan to Grandparents.com secured by a first priority security interest in all of the assets of Grandparents.com, which was assumed by us pursuant to the Transaction and then cancelled.

On February 23, 2012, we entered into the Contribution Agreement with Grandparents.com and consummated the Transaction pursuant to which Grandparents.com contributed substantially all of its assets to us in exchange for our assumption of certain liabilities of Grandparents.com and our issuance to Grandparents.com of one (1) share of our newly designated Series A Convertible Preferred Stock and the GP Warrant. As of the Closing Date, the one (1) share of Series A Convertible Preferred Stock represented approximately 65% of our issued and outstanding shares of Common Stock, on an as-converted basis of the Series A and Series B Convertible Preferred Stock. In addition, our former directors and officers resigned upon the closing of the Transaction and the designees of Grandparents.com were appointed to fill the vacancies created by such resignations. As a result of the Transaction, we now own and operate the www.grandparents.com website and own all of the related trademarks and intellectual property. Immediately following the Transaction, GP MergeCo, Inc., a wholly owned subsidiary of the Company, was merged with and into the Company and in connection with the merger we changed our name to Grandparents.com, Inc. In connection with the closing of the Transaction, we changed our corporate address to 589 Eighth Avenue, 6th Floor, New York, New York and our telephone number to 646-839-8800.

Grandparents.com was formed as a Florida limited liability company on April 20, 2010, under the name of “Grandparents Acquisition Company, LLC” for the purpose of acquiring the grandparents.com domain name, trademarks and related business assets from GPOC Holdings, LLC (“GPOC”). Pursuant to an Asset Purchase Agreement by and between Grandparents.com and GPOC (the “2010 Purchase Agreement”), effective May 2010, Grandparents.com acquired substantially all of the assets and assumed certain liabilities of GPOC in exchange for the issuance of 3,000,000 Class A Units of Grandparents.com to GPOC, then representing a 30% ownership in Grandparents.com (the “2010 Purchase Transaction”). In connection with the 2010 Purchase Agreement, the managing members of Grandparents.com received a 68% ownership interest in Grandparents.com in exchange for the payment by them of transaction costs. In addition, in connection with the 2010 Purchase Agreement, a member of GPOC contributed $250,000 in cash in exchange for a 2% ownership interest in Grandparents.com.

Private Placement

On February 23, 2012 and simultaneously with the closing of the Transaction, we completed the Private Placement of 3,000,000 shares of our newly designated Series B Convertible Preferred Stock for aggregate gross proceeds to the Company of $3,000,000.

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As of the Closing Date, we do not have a sufficient number of authorized shares of Common Stock available for issuance upon the conversion of the Series A and Series B Preferred Stock and other securities exercisable for shares of our Common Stock. As a result, we intend to file an amendment to our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the authorized number of shares of Common Stock to 150,000,000 shares (the “Amendment”). On the Closing Date and immediately following the closings of the Transaction and Private Placement, our newly appointed Board of Directors approved the Amendment and Grandparents.com, which then owned approximately 65% of the voting control of the Company, approved, by written consent, the Amendment.

Our Market

Grandparents are one of the largest demographic groups in the U.S. The number of grandparents has been increasing since 2000 at an annual growth rate of more than twice the annual growth rate for the total U.S. population. By 2010, it is estimated that there were approximately 65 million grandparents in the U.S and studies show that by 2020 there will be 80 million grandparents in the U.S. with nearly one-in-three adults being a grandparent. Households ages 45 or older represent approximately 60% of total U.S. household income. In 2010, U.S. households headed by consumers in the age 45+ and 55+ markets purchased over $3 trillion and $2 trillion of goods and services, respectively. We believe the data demonstrates that grandparents are powerful drivers of the U.S. economy.

Our Website

Our website offers advice, recipes, travel tips and recommended activities for grandparents, boomers and seniors. Members of our website have access to a range of features including groups, discussions, blogs, photo sharing and video chat applications. Members also have access to discounts and other benefits offered through our Grandparents.com Benefits Club. We also distribute a biweekly electronic newsletter to our members. We also maintain a social network with dozens of groups and thousands of participants. In 2010, we had over 10 million unique visitors to our website and Examiner.com ranked our website second among commercial websites serving the age 50+ demographic markets. In January 2011, we launched the Grandparents.com Benefits Club through which our marketing partners offer discounts and other benefits to our members on all a variety of consumer products and services. In the fourth quarter of 2011, we launched the Grandparents.com Online Book Shop which features over one million book titles, including e-books, and approximately 400,000 CD/DVD’s. We also have a Grandparents.com Jewelry Store and Toy Shop.

Our website was initially launched in 2007 and was operated until May 2010 by Grandparents.com’s predecessor. Although Grandparents.com’s predecessor spent great effort in developing content and in researching the grandparent market, its focus on selling advertisements as its sole revenue stream could not sustain the business. Since May 2010, Grandparents.com has focused on redesigning the website, attracting new members and developing new revenue streams.

We are now focused on creating multiple revenue streams driven primarily by the Grandparents.com Benefits Club. We expect to continue to nurture the vertical grandparent-parent-grandchild niche on which the website was founded. We believe substantial opportunity exists to partner with marketing and commercial sponsors who wish to engage directly with our market through the Grandparents.com Benefits Club. We believe that our new focus will attract more visitors which we believe will in turn attract more marketing and commercial sponsors which we expect will result in multiple new revenue streams.

Our growth strategy is based, in part, on an aggressive membership drive and celebrity endorsements that we hope to attract. Through our growth strategy, we hope to increase our membership base to one million lifetime members by the end of 2012 and achieve over 20 million members within the next ten years. To reach our goal for 2012, we intend to give away one million free lifetime memberships through December 2012. As of the date of this Report, we had approximately 420,000 members of our website, all of which have free lifetime memberships.

In 2010, our website averaged approximately 800,000 unique monthly visitors (an aggregate of approximately 10 million in 2010). However, the average of unique monthly visitors decreased in 2011 to approximately 500,000. In 2011, Grandparents.com significantly decreased the marketing spend of its predecessor, which Grandparents.com’s management believed did not result in meaningful visits to its website. Instead, Grandparents.com focused in 2011 on obtaining an audience that was more engaged in the website. Under that new strategy, Grandparents.com believes it received more meaningful page views per visit than its predecessor.

Website Redesign

We are redesigning our website in an effort to attract a substantial number of new members within the next year. We anticipate launching our redesigned website on Grandparents Day, September 9, 2012. Until the launch of the redesigned website, our website will remain operational in its current format. Our redesigned website will focus on the four actions we encourage members to take as they interact with our offerings: Learn, Discuss, Share, and Save.

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•	Learn will encompass all of our editorial content, including feature articles, columns, recipes, activity ideas, health and financial advice. Content will be “pushed,” or broadcast, beyond our website through Facebook, Twitter, and our syndication partners to attract more visitors to our website. Our current syndication partnerships include AOL, Huffington Post, Tribune, Meredith, Manhattan Media, and Yahoo Shine. All such partnerships are content swap based.

•	Discuss will include our “Groups” community and user comments to articles posted on our website. In Groups, thousands of users discuss important issues such as family conflict, grandparent rights, health and shared interests such as religion, cooking, and special-needs grandchildren. We believe the redesigned website will improve this functionality by allowing users to comment on articles using their Facebook accounts. Tying a user’s membership login to that member’s Facebook account will enable us to simultaneously distribute our content on that user’s Facebook page, which we believe will attract the attention of the user’s Facebook friends, and eventually drive more visitors to our website. Popular Facebook comments and most-active group discussions will be promoted throughout our website which we believe will drive more people into discussions and further encourage engagement within our user community.

•	Share will allow users to share photos and other mementos on “Brag Boards.” Built-in social-media integration will make it simple for users to extend their “Shares” to their outside networks.

•	Save will incorporate the Grandparents.com Benefits Club, Book Shop, Jewelry Store, Toy Store, Image Store and other initiatives, including discounts and cash rebates on products. We intend to expand the reach of the Grandparents.com Benefits Club by syndicating membership through other websites.

Grandparents.com Benefits Club

The Grandparents.com Benefits Club offers discounts and other benefits to our members on a variety of consumer products and services including insurance, financial and other products and services provided by our marketing partners. Marketing partners are asked to provide deals on their products or services that are better than they otherwise provide on the Internet. We expect that the Benefits Club will eventually provide discounts on a variety of insurance products (life, health, disability, property, casualty, auto, travel) and financial products (annuities, personal investments, mutual funds, mortgages, reverse mortgages, retirement plans), travel (safaris, bike tours, cruises, hotels, car rentals), entertainment, dining, and online shopping (jewelry, toys, apparel, gifts, etc.). In order to initially attract marketing partners to our Benefits Club, we deferred executing revenue sharing agreements with our marketing partners. This strategy enabled Grandparents.com to engage over 250 marketing partners as of December 31, 2011 with whom we maintain a direct relationship. Approximately every sixty (60) days, we have discussions with each of these marketing partners about potential new deals, ways in which they can become further engaged with our website and co-marketing and other promotional opportunities. We also have relationships with approximately fifty (50) other marketing partners, with whom we do not maintain direct or regular contact.

We offer our marketing partners exposure for their deals and giveaways on our website, our newsletter, on Facebook and through Twitter. The newsletter is sent twice-weekly each Tuesday and Thursday to our approximately 420,000 members. Our Facebook promotions are viewable daily by our approximately 17,000 fans. Our daily tweets are viewable by our approximately 4,500 followers. Additional website “real estate” is reserved for deals and giveaway promotions on our home page as well as on the site-wide right rail promotional space. To maintain a more regular flow of repeat traffic to the Benefits Club area, we promote products and services that members can purchase more often (books, gifts, jewelry, toys, apparel, vitamins, eyewear, flowers, and more). We also promote travel partners (hotels, cruise ships, car rentals), entertainment opportunities (theaters, circuses, and amusement parks) and education services (for both adults and children).

The Benefits Club business model is similar to that of AARP Services, Inc., a marketing arm of AARP. AARP is the largest membership organization in the U.S., and its affiliates serve approximately 40 million members with discounts on insurance, financial, travel, health and other products and services. According to AARP, AARP Services, Inc. and its affiliates generated more than $10 billion dollars in 2010 in sales for its marketing partners, including United Healthcare, New York Life, The Hartford, Aetna, Genworth Financial, MetLife, JPMorganChase and Charles Schwab, and received approximately $1 billion dollars in 2010 from various sources, including approximately $680 million in commercial royalties and approximately $247 million in annual membership fees. According to AARP, these figures represent in excess of $250 per member per year in gross revenues generated by AARP for its marketing partners and approximately $17 per member in commercial royalties. Currently, AARP charges a fee of $16 for an annual membership, including a spouse or significant other. We are not a social welfare advocate or lobbyist organization and do not take a position on political or social issues.

We seek to apply the AARP business model to our business by engaging marketing partners, particularly in the insurance and financial industries, in a strategic relationship in which our website will become a co-brand for marketing insurance and financial products. The lines we intend to market will include traditional insurance products – health, life, personal lines and specialty, and over time, we plan to also market family-oriented insurance products, with family discounts.

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We believe that AARP’s exclusivity (only a handful of insurance companies are permitted to offer their product lines to AARP’s 40 million members) creates an opportunity for us to develop relationships with insurance and financial service companies that do not do business with AARP and that are interested in increasing their market share in the age 50+ market by associating with us. We believe we can become a meaningful marketing force in the age 50+ markets by teaming with insurance companies and financial institutions who are not currently exclusive sponsors at AARP. We anticipate, in the same manner that AARP’s exclusive marketing partners work with AARP, that our sponsors will market their co-branded insurance products in a campaign designed to drive prospective buyers in the age 50+ markets to conversion by becoming members of our website.

We have entered into initial discussions with a select number of national insurance companies focused on the lines we plan to make available to our members – primarily health, life, long term care, auto and home. We have also entered into initial discussions with a major financial services company to offer annuity, mutual fund, retirement planning and other financial products and services through us. We have not entered into any formal agreements with any insurance or financial services companies as of the Closing Date.

Grandparents.com Online Book Shop

In the fourth quarter of 2011, Grandparents.com launched the Grandparents.com Online Book Shop. The Book Shop features over one million book titles, including e-books, and approximately 400,000 CD/DVD’s. All order fulfillment is done by Baker-Taylor Ltd., the largest independent wholesale book distributor in the U.S., under our name. We receive a commission of 3.5% of all sales. We expect the Book Shop to compete with major online booksellers.

Our Revenue Streams

Historically, Grandparents.com generated revenue through the sale of advertisements on its website. We intend to expand our revenue streams to include royalties on offerings by our insurance, financial services and other marketing partners in the Grandparents.com Benefits Club, commissions on book sales in the Grandparents.com Online Book Shop and, in the future, from membership fees.

Grandparents.com incurred a net loss of approximately $2,900,000 for the twelve months ended December 31, 2011 and used approximately $1,100,000 in cash for operating activities. In addition, Grandparents.com had a working capital deficit of approximately $1,800,000 as of December 31, 2011. Accordingly, Grandparents.com’s independent registered public accounting firm has issued an audit report on Grandparents.com’s 2011 financial statements that included an explanatory paragraph referring to Grandparents.com’s net losses, negative cash flows from operations and working capital deficiency and expressing substantial doubt about Grandparents.com’s ability to continue as a going concern. Grandparents.com’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Benefits Club

We have not yet generated any revenue through the Benefits Club. In 2011, in order to accelerate the buildup of marketing partners in the Benefits Club, we accepted pilot programs and waived revenue sharing arrangements for our partners. Through this pilot program, we attracted more than 300 marketing partners as of the date of this Report. As we build our audience and membership base, we will seek to enter into revenue sharing arrangements with our marketing partners. We expect that each revenue sharing arrangement will be negotiated based on the category of the product and service and the accompanying discount or benefits offered to our members. There can be no guarantee that we will be able to enter into revenue sharing arrangements with our marketing partners or that, if we are, the terms of such arrangements will be on terms advantageous to us. To the extent we are able to enter into revenue sharing agreements with our marketing partners, revenues, if any, from such arrangements may be limited in the near term.

We intend to increase traffic to the Benefits Club through affiliate marketing partnerships. These newly-created partnerships will be incentivized to promote the Benefits Club on their own websites by a revenue share. We expect that partner sites generating sales through their own traffic-driving efforts will be entitled to receive a to-be-determined percentage of the revenues earned from such sales.

On-Site Advertising

We will continue to actively pursue advertising from companies that target the 50+ market. Advertisers on our website have included AARP, Abbott Labs, Aetna, American Greetings, American Express, Ancestry.com, ASPCA, AstraZeneca Global, Bank of America, Blue Cross Blue Shield, Chase, Boston Market, Chrysler, Colonial Williamsburg, Disney, Dodge, Fidelity, Hallmark, Hasbro, Johnson & Johnson, Kellogg’s, Leapfrog, Lincoln Financial Group, Procter & Gamble, Penguin Publishing, Pepsi, Playskool, Princess Cruises, Ralph Lauren, Random House, Royal Caribbean International, Sesame Street, Texas Tourism, United Healthcare, and Wyndham Hotels & Resorts. In the past two years, Grandparents.com’s largest advertisers have been Goldman Sachs and Abbott Labs. During 2011, Grandparents.com’s average CPM (cost per thousand views) rate for all of its advertisements was $3.72.

Membership Fees

We intend to give away one million lifetime memberships through 2012. In the future, we intend to charge new members an annual fee for membership, which would include up to four household and extended family members.

Online Book Shop

We receive a commission of 3.5% of all sales in the Book Shop. We expect the Book Shop to compete with major online booksellers. We did not generate any revenue from the Book Shop in 2011.

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Content Syndication

We syndicate content from time to time to other major sites or portals that reach our demographic and we are working to expand this initiative in 2012. We believe this strategy broadens the reach of our website and establishes our website as the authority on “grandparenting.” Through syndication, we believe our website gains attention as a place for content on all things that relate to grandparents. We seek to convert first-time visitors to members of our website. Some of Grandparents.com’s recent content-exchange relationships have been with AOL/Huffington Post, Tribune newspapers, and Yahoo. Although we do not receive fees for our syndicated content, we believe that content syndication indirectly generates revenue by increasing traffic to our website.

Marketing Strategy

Viral marketing and celebrity endorsements will be the foundation for growing our membership base over the next several years. Growth of our membership base is dependent on our ability to solicit significant marketing dollars from our marketing partners and to effectively allocate marketing efforts on television, print, Internet and other media, and to attract celebrities. Off site advertising and public relations is important to drive prospective members to our website. In 2012, we will be giving free memberships to up to one million members. Thereafter, we intend to provide members with incentives and benefits for signups.

In order to pursue accelerated membership growth, and concomitantly the development of our royalty revenue base from our marketing partners, we believe we must engage in a broad public relations and viral marketing campaign in 2012, and continue the program going forward.

In addition to our website, we plan to market insurance plans through the following channels, with the marketing budget allocations and placements to be agreed upon with each insurance partner’s marketing agency:

1. Television and radio

2. Internet - Age 50+ sites and various sites of particular interest to this segment

3. Insurance agencies and independent agents nationwide

4. Print - Newspapers, magazines

5. Direct Mail - Subscriber and acquired lists

6. Groups - Unions, corporations, associations, membership groups

Social Media Marketing

Social media activity is a key component in driving visitors to our website and increasing our membership base.

Facebook

•	Facebook is used to attract visitors to our website and new members of the Benefits Club. Each Facebook user who clicks on our website advertisement and that is not recognized as “friend” on Facebook will be asked to “Like” our website on Facebook and receive a free trial membership to the Benefits Club. Once a person “Likes” our website on Facebook, he or she receives a new deal and giveaway promotion each day in their newsfeed.

•	Content from our website and from around the Internet is posted on our Facebook Wall multiple times a day and Facebook reports that our fans are highly engaged with the posts on our Facebook Wall, meaning they click on, comment on and repost them consistently each day. We use our Facebook page to cross-promote the products and services of our marketing partners in exchange for their help driving traffic to the Benefits Club by their own means.

Since Grandparents.com began marketing the Benefits Club on Facebook on June 1, 2011, its engagement there has grown from:

•	4,400 average monthly active users before June 2011 to more than 12,000 average monthly active users as of December 2011 – a 173% increase.

•	12,640 daily post views before June 2011 to approximately 27,500 daily post views as of December 31, 2011 – an over 200% increase.

Further:

•	We have a 10.6% engagement rate (the number of people interacting with our Facebook page over number of total page “Likes”). By comparison, AARP’s engagement rate hovers around 5%, according to the same metrics posted by Facebook.

•	We post at least four times a day during the week and at least once a day during the weekends.

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•	Our 11am-to-noon slot (the most popular reading time for our audience on Facebook) is always dedicated to an article or Benefits Club deal.

Twitter

•	We use our Twitter feed as a business-to-business platform, meaning that we “tweet” specifically to the brands we want to partner with for the Benefits Club. We believe our engagement via Twitter is often more effective in getting the attention of a potential marketing partner than through traditional channels.

•	We tweet all of our giveaways daily and tweet about our content twice a day.

Since we began actively using Twitter to form marketing partnerships on July 11, 2011, we have achieved a 1.252% increase in followers from 326 to approximately 4,500 followers.

Further:

•	Twitter reports that each of our tweets garners an average of more than 2,000 impressions.

•	Twitter reports that our presence ranks within the top 1% of all users.

•	Tweet content includes Benefits Club deals and giveaways, recipes, and articles.

YouTube

•	Total upload views: 4,677,765 since December 31, 2009.

•	Our website became an official YouTube partner as of December 31, 2011.

•	We intend to implement a bi-monthly YouTube video submission contest with each contest having a new theme. The best video clips submitted will be edited into a compilation video which we will promote on our website and our other social-media outlets. Winners will receive various prizes for each contest.

Grandparents.com and Satellite Traffic Statistics

As of December 31, 2011, Grandparents.com increased the total number of people who come in contact directly with our website or hear about our website through their friends by 50% via social media.

•	Our homepage had 506,000 average unique visitors per month in 2011

•	Our Facebook page had 27,500 average daily post views as of December 31, 2011.

•	Our Twitter account had 4,405 followers on December 31, 2011.

•	Our YouTube channel had more than 4.9 million video views as of December 31, 2011.

Sales, Marketing and Customer Support

For advertising sales, direct and outsourced sales teams focus on advertising agencies, large brand advertisers and performance advertisers that want to target the age 50+ market. We use our marketing solutions to launch and manage their advertising campaigns.

We have been able to build our brand with relatively low marketing costs. The quality of the products and solutions we offer is our most effective marketing tool, and word-of-mouth momentum continues to drive member awareness and trust.

Technology Infrastructure

Our website’s technology platform is designed to create an engaging experience for members of our website. We are working to scale the site in order to deploy it for the surge in membership we anticipate will occur as we announce new social media products and services and new business relationships and strategic alliances. We intend to employ technological innovations whenever possible to increase efficiency and to be able to properly scale our business.

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Our offerings rely upon and leverage the massive amounts of data in our network. This dataset has grown exponentially, requiring scalable computing resources. We will continue to invest in building proprietary technologies and using open sourced technologies around its data, search and solutions whenever possible.

Operations

We developed our website and related infrastructure with the goal of maximizing the availability of our website to our members and marketing partners. Our website and related infrastructure, content management system and data storage are hosted by, and the material data center facilities are provided by, Amazon pursuant to a master service agreement we maintain with our web and content management system developer, Mediapolis, Inc.

Our website is hosted in the Amazon Cloud in two geographically different Amazon server centers in Virginia. Each of these two “instances” of the website has both the content database as well as the content management system with one version of the database used to power the site and the other as a backup. These two copies of the database are maintained automatically such that when any data is changed on the site, the master database automatically updates it to the back-up version. Any change to the content management system is made manually to both instances. In addition to this fully redundant serving of the site, a complete backup of both the database and content management system are made each evening to a server at another Amazon center in Virginia.

Intellectual Property

We protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We control access to our proprietary technology, in part, by entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties.

In addition to these contractual arrangements, we also rely on a combination of trade secret, copyright, trademark and trade dress to protect our intellectual property. We pursue the registration of our domain names, trademarks, and service marks in the U.S. Our registered trademarks in the U.S. include “Grandparents.com” and the “Grandparents.com It’s great to be grand” design mark, as well as others.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the U.S. or other countries in which our products and solutions are or may in the future be distributed. Also, the efforts taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or its ability to compete. Also, protecting such intellectual property rights may be costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm operating results.

Companies in the Internet, social media technology and other industries may own large numbers of patents, copyrights, and trademarks and may frequently request license agreements, threaten litigation, or file suit against other companies based on allegations of infringement or other violations of intellectual property rights. There are no such claims against us and none are threatened as of the date hereof.

Competition

We face significant competition in all aspects of our business. Specifically, we compete for members, advertisers and partners. The bases upon which we compete differ among these areas as discussed below.

•	Members. We have modeled our Benefits Club in part after our principal competitor, the AARP member benefits program. AARP has approximately 40 million members and greater financial and other resources than we have. There are other sites seeking to grow in the age 50+ markets, including the 60 Plus Association, American Seniors Association, and The Association of Mature American Citizens. Other companies such as Facebook, Google, Microsoft and Twitter could develop competing offerings. These companies also could partner with third parties to offer products and services that could compete with the products and services we offer. We intend to compete primarily on the basis of the value and relevance of the products for our members, ease of use and availability of our website.

•	Advertising and Marketing. With respect to advertising, we compete with online and offline outlets that generate revenue from advertisers and marketers. In this area, we compete to attract and retain advertisers by giving them access to the most relevant and targeted audiences for their products or services.

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Other companies could develop more compelling offerings that compete with our website and adversely impact our ability to obtain and retain our members. Additionally, companies that currently focus primarily on social networking could expand into our space or users of social networks could choose to use, or increase the use of, those networks.

We believe that we have competitive strengths that position us favorably in our markets, particularly our URL, grandparents.com. However, our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on the age 50+ market and could directly compete with us.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the U.S. and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of member data. We post our privacy policy and user agreement on our website which describe practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including jurisdictions where we have no local entity, employees or infrastructure.

Employees

We believe we have assembled a talented group of employees and we strive to hire the best employees to solve very significant challenges. As of the Closing Date, we had fifteen (15) employees and a number of interns. We intend to increase staffing in our internal audit and financial reporting functions to comply with our increased public company reporting obligations, management functions and in other areas commensurate with the success of our marketing programs and marketing partnerships.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

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Risks Related to our Business and Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which any investor may evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

•	generate revenues and implement our growth strategy;
•	aggressively counter and respond to actions by our competitors;
•	pursue new users and members of our website and maintain relationships with current users and members;
•	maintain adequate control of our expenses;
•	attract, retain and motivate qualified personnel;
•	react to users and members preferences and demands;
•	maintain regulatory compliance; and
•	generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We will need to attract and retain members in order to be successful.

We must attract and retain members in order to increase revenue and achieve profitability. We expect revenue to be generated primarily from the purchase of products and services offered in the Grandparents.com Benefits Club, advertisements on our website and, in the future, membership fees. If we are unable to attract and retain members, we may not be able to attract marketing and commercial sponsors to the Grandparents.com Benefits Club or advertisers to our website. Accordingly, the revenue we generate may decrease and our operating results will be adversely affected.

The growth of our membership base could be adversely affected by various factors, including:

•	unwillingness of users or members to implement the products and services we offer;
•	any delays or difficulties that we may incur in completing the development and introduction of our planned products, product enhancements or services;
•	new products or services introduced by our competitors;
•	any failure of the products and services we offer to perform as expected; or
•	any difficulty we may incur in meeting users and members requirements.

We will need to attract and retain marketing and commercial sponsors in order to be successful.

We must attract, retain and enter into future revenue sharing agreements with marketing and commercial sponsors in order to increase revenue and achieve profitability. If marketing and commercial sponsors do not find our marketing and promotional services effective or do not believe that utilizing the Benefits Club provides them with increases in customers, revenue or profit, they may not make, or continue to make, offers through the Benefits Club. We have not entered into revenue sharing agreements with any of our existing commercial and marketing sponsors and there can be no assurance that any of our existing commercial and marketing sponsors will enter into such revenue sharing agreements. If we are unable to attract, retain and enter into revenue sharing agreements with marketing and commercial sponsors in numbers sufficient to grow our business, or if too many marketing and commercial sponsors are unwilling to offer products or services through the Benefits Club or offer favorable revenue sharing terms to us, we may sell fewer products and services through the Benefits Club and our operating results will be adversely affected.

If our redesigned website or the Grandparents.com Benefits Club do not achieve market acceptance, our business will be materially and adversely affected.

Our success will depend upon widespread market acceptance of our website and the products and services and any future products and services that we may offer through the Benefits Club. There can be no assurance that the market for these services will develop or be sustained.

If products and services offered through the Grandparents.com Benefits Club do not meet the needs and expectations of our members, our business could suffer.

Our business depends in part on products and services provided by third parties and our reputation may be harmed by actions taken by such third parties that are outside our control. Any shortcomings of one or more of such third parties may be attributed by our members to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and sentiment generated as a result of fraudulent or deceptive conduct by such third party providers could damage our reputation, reduce our ability to attract new members or retain existing members, and diminish the value of our brand.

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We may need additional debt or equity financing in the future.

Although we expect to be able to generate operating revenues necessary to finance our operations, there is no certainty that such operating revenues will be sufficient. Accordingly, we may need to obtain additional financing to operate and implement our business plan and growth strategy. Additional financing may not be available to us or, if available, such financing may not be on terms acceptable to us. If we obtain additional financing through the issuance of equity or convertible debt securities, it may be significantly dilutive to our stockholders and such additional equity or convertible debt securities may have rights, preferences or privileges senior to those of our existing securities. In addition, our ability to issue debt securities or to service any debt may also be limited by our inability to generate consistent cash flow. If additional financing is not available on acceptable terms, we may not be able to fund our on-going operations or any future expansion of our business, develop or enhance our products or services, or respond effectively to competitive pressures. The inability to raise additional capital in the future may force us to curtail future business opportunities or cease operations entirely.

We may continue to incur substantial losses and negative operating cash flows and may not achieve or maintain positive cash flow or profitability in the future.

We have incurred significant losses and negative operating cash flow from inception and may continue to incur significant losses and negative operating cash flow into the future. As of December 31, 2011, we had a net loss of approximately $2,900,000 and used approximately $1,100,000 in cash for operating activities. In addition, as of December 31, 2011, we had a working capital deficit of approximately $1,800,000. In order to reach our business growth objectives, we expect to incur significant expenses for sales, marketing, product development and other operating and capital costs. As a result, we will need to generate and grow our revenues significantly to achieve positive cash flow and profitability. We may not be successful in generating and increasing our revenues, and we may never achieve or maintain positive cash flow or profitability. The uncertainties regarding the commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our net losses, negative cash flows from operations and working capital deficiency and expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate additional revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when needed, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

We have a limited operating history and, therefore, we cannot accurately project our future revenues and operating expenses.

Due to our limited operating history, we cannot accurately project future revenues based on historical results. Our business, operating results and financial condition will be materially and adversely affected if revenues do not meet projections, which would cause net losses in a particular fiscal period to be greater than expected.

With such a limited operating history, our past results do not provide a meaningful basis for us to project our revenues or operating results. Our business should be considered in light of the risks, expenses and difficulties that we have encountered to date and that we expect to continue to encounter.

We may have difficulty increasing our revenue.

Our ability to increase our revenue depends on a variety of factors, including general market conditions, overall online usage, our ability to increase our unique visitors and page view inventory, our ability to attract members, our ability to enter into revenue sharing agreements with our marketing partners, our ability to attract advertisers to advertise on our website and our ability to win our share of advertisers’ total advertising budgets from other websites. While we expect to increase our revenue, there can be no assurance that such increase will occur. If our revenue does not increase or decreases, or does not keep pace with our operating expense, our business, results of operations and financial condition could be materially adversely affected.

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We depend on certain key employees to operate our business.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team, particularly: Steven E. Leber, Joseph Bernstein, Jeffrey Mahl and Matthew Schwartz. At closing of the Transaction, we entered into one-year employment agreements with Messrs. Leber, Bernstein, Mahl and Schwartz but we cannot guarantee that any of them will continue to provide services to us for any particular length of time. If we lose the services of one or more of these key executives, our business could be significantly harmed. We do not currently carry key-man life insurance.

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We may not be able to recruit, train and retain sufficient qualified personnel to succeed.

Our future success depends upon our ability to hire and retain qualified personnel with experience in the sales, financial and social networking industries. As of the Closing Date, we have fifteen (15) employees. We cannot provide assurance that we will be able to attract, train or retain enough qualified personnel to satisfy demand or any expansion of our business and operations. Because of our limited resources, we may experience difficulty in hiring and retaining personnel with the necessary qualifications. The failure to attract and retain the necessary qualified personnel will have a material and adverse effect on our business, operations and financial condition.

We may not be able to manage our growth effectively.

The rapid expansion necessary for us to fully exploit the market window for our website requires an effective planning and management process. Rapid growth, if it occurs, will likely place a significant strain on our managerial, operational and financial resources. To manage our growth, we must implement and improve our operational and financial systems and expand, train and manage our employee base. There can be no assurance that our systems, procedures or controls will be adequate to support operations or that management will be able to achieve the rapid expansion necessary to fully exploit the market window for our website and the failure to do so would have a material adverse effect on our business, operations and financial condition. In addition, our management team has limited experience in the social networking industry.

We may not be able to protect the security and privacy of our members’ financial and business data, which could expose us to liability.

We collect and maintain private and confidential data from our members. This private and confidential data consists primarily of the personal and financial information of our members. We will incur significant costs to protect against the threat of security breaches or to alleviate problems caused by any breaches that occur. We have implemented security systems and protocols that we feel are appropriate and sufficient to protect the privacy and confidential information of our members and we intend to continue such protocols; however, there can be no assurance that our security systems or protocols will be sufficient to protect such private and confidential data or that our privacy policies will be deemed sufficient by our members or that it satisfies applicable federal or state laws or regulations governing privacy, which may be in effect from time to time. The failure to adequately protect member data or to comply with any federal or state laws or regulations relating to the use of this data could expose us to costly litigation or administrative action.

System failure or interruption experienced by our data center, internet service providers, online service providers or website operators may result in reduced traffic, reduced revenue and harm to our reputation.

We depend on third-party data center and servers providers to provide and maintain efficient and uninterrupted operation of our website for our members. Since we depend on third-party providers for our data center and servers, any dispute with such third-party providers could materially hinder our operations and switching third-party providers of such services may be a cumbersome process that negatively impacts the operation of our website. Our operations depend in part on the protection of our data systems and those of third-party providers against damage from human error, natural disasters, fire, power loss, water damage, telecommunications failure, computer viruses, terrorist acts, vandalism, sabotage, and other adverse events. Although we utilize the services of third-party providers with both physical and procedural security systems and have put in place certain other disaster recovery measures, including offsite storage of backup data, there is no guarantee that our Internet access and other data operations will be uninterrupted, error-free or secure. Any sustained or repeated system failure, including network, software or hardware failure, that causes an interruption in the availability of our website or a decrease in responsiveness of our website could result in reduced traffic, reduced revenue and harm to our reputation, brand and relations with our members, advertisers and marketing partners. An increase in the volume of users of our website could strain the capacity of the software and hardware we have deployed, including server and network capacity, which could lead to slower response time or system failures, and adversely affect the market acceptance of our website. In addition, our members will depend on Internet service providers, online service providers and other website operators for access to our website. These providers and operators could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We may have difficulty scaling and adapting our existing technology architecture to accommodate increased traffic and technology advances or requirements of our members.

Our future success will depend on our ability to adapt to rapidly changing technologies, to improve the performance and reliability of our website and to adapt our website to evolving industry standards. Rapid increases in the levels or types of use of our website could result in delays or interruptions in our service. Widespread adoption of new Internet technologies or other technological changes could require substantial expenditures to appropriately modify or adapt our website and infrastructure. The technology architectures utilized for our website are highly complex and may not provide satisfactory support in the future, as usage increases and our website expands, changes and becomes more complex over time. In the future, we may make changes to our architectures and systems, including moving to completely new architectures and systems. Such changes may be technologically challenging to develop and implement, take time to test and deploy, cause us to incur substantial costs or data loss, and cause users, advertisers, and partners to experience delays or interruptions in services. These changes, delays or interruptions in our service may cause our users, advertisers and partners to become dissatisfied with our products and service and move to competing providers of similar products and services. Further, to the extent that the number of visitors to and members of our website increase, we will need to expand our infrastructure, including the capacity of the servers we utilize and the sophistication of our software. This expansion is likely to be expensive and complex and require additional technical expertise. Any difficulties experienced in adapting our architectures and infrastructure to accommodate increased traffic, store user data and track user preferences, together with the associated costs and potential loss of traffic, could harm our operating results, cash flows from operations and financial condition.

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If we do not respond rapidly to technological changes or to changes in industry standards, our products and services could become obsolete.

The market for social networking websites is likely to be characterized by rapid technological change and frequent new product and service introductions. We may be unable to respond quickly or effectively to these developments. We may experience difficulties with software development or marketing that could delay or prevent our development, introduction or marketing of new features, products, services and enhancements. The introduction of new products and services by our competitors, the market acceptance of products and services based on new or alternative technologies or the emergence of new industry standards could render our existing or future products and services obsolete. If the standards adopted are different from those that we have chosen to support, market acceptance of our products and services may be significantly reduced or delayed. If our products and services become technologically obsolete, we may be unable to sell our products or services or generate meaningful revenues.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with their experience with our website. These applications may attempt to change our users’ Internet experience, including hijacking queries to our website, altering or replacing search results or otherwise interfering with our ability to connect with our users. The interference often occurs without disclosure or consent, resulting in a negative experience that users may associate with us. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful our reputation may be harmed and user traffic could decline, which would damage our business.

We may not be able to secure all rights to our intellectual property or our rights may be subject to claims of infringement by others.

We will rely on a combination of trade secret, trademark and copyright laws, as well as employee and third party non-disclosure agreements and other protective measures, to protect intellectual property rights. There can be no assurance, however, that these measures will provide meaningful protection of our member list, trademarks, service marks, copyrights, trade dress, trade secrets, proprietary technology and similar intellectual property in the event of any unauthorized use, misappropriation or disclosure.

We may be unable to prevent third parties from acquiring and using trademarks, trade names or domain names that are similar to, infringe upon or diminish the value of our trademarks, trade names, service marks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks or trade names, or trademarks or trade names that are similar to, or diminish the value of, our trademarks or trade names in some countries.

There can also be no assurance that others will not independently develop similar technologies or duplicate any technology that we develop or have developed without violating our intellectual property rights. In addition, there can be no assurance that our intellectual property rights will be held to be valid, will not be successfully challenged or will otherwise be of value.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights.

While we do not believe that our website and technologies infringe on any intellectual property rights of third parties, there can be no assurance that a court will not find that such infringement has occurred or that such infringement will not occur in the future. The costs of defending an intellectual property claim could be substantial and could materially and adversely affect our operations and financial position, even if we were ultimately successful in defending any such claims. Conversely, in order to enforce or protect our intellectual property rights, we may have to initiate legal proceedings against third parties. These proceedings are typically expensive, take significant time and divert management’s attention from other business concerns. Further, if we do not prevail in an infringement lawsuit brought against us, we might have to pay substantial damages, including treble damages, and we may be required to stop the infringing activity or obtain a license to use the intellectual property of others. The cost associated with any such changes may be substantial and could materially and adversely affect our market position, operations and financial position.

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We may be involved in legal claims which could materially adversely affect us.

Claims or disputes against the Company may arise in the future. Results of legal proceedings are subject to significant uncertainty and, regardless of the merit of the claims, litigation may be expensive, time-consuming, disruptive to our operations and distracting to management.

Although our management considers the likelihood of such an outcome to be remote, if one or more of these legal matters were resolved against us for amounts in excess of management’s expectations, our results of operations could be materially adversely affected. Further, such outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against us, all of which could have a material impact on our business, intellectual property, results of operations or cause us financial harm.

Our market is new and still emerging.

The market for social media websites as well as product and service marketing websites, such as Facebook or Twitter is new and evolving. We believe that there is a need for intensive marketing and sales efforts to inform prospective members about the uses and benefits of the products and services we offer and to develop the overall market. Accordingly, there can be no assurance that these efforts will be successful and that a viable market for our website or the products and services we offer will emerge or be sustainable.

There are no significant barriers to entry in our market.

While we will take reasonable steps to protect our intellectual property, retain our employees and increase our position in the market, there are few barriers to entry to creating a website that directly or indirectly competes with us and our business. If one or more large on-line business, such as LinkedIn, Facebook, Google or Yahoo, decides to compete directly or indirectly with us, it may result in lower market share and reduce our financial returns.

Our industry is competitive and competition could reduce our market share and adversely affect our growth and financial performance.

There are many companies in the social networking industry, such as Facebook, Twitter and Google. In addition, we compete with companies that specifically target the age 50+ market, in particular AARP. These competitors compete with us for visitor traffic, members, advertising dollars and partners, including marketing and commercial sponsors. Competition is intense and expected to increase in the future. Many of our competitors may have certain competitive advantages over us in terms of:

•	substantially greater financial and technical resources;
•	more extensive and well developed marketing and sales networks;
•	better access to information;
•	greater global brand recognition among consumers; and
•	larger user and member bases.

We consider AARP our primary competitor. In 2010, AARP was ranked first by Examiner.com among websites serving the age 50+ demographic markets. AARP is the largest membership organization in the U.S. and its affiliates serve approximately 40 million members. AARP has significantly greater financial, technical and human resources than us and has an established market for its services and products. These and other factors allow AARP to engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies, attract additional partners or enter into arrangements with partners on terms more favorable than us, which may allow them to retain and build an even larger membership base or generate revenue from their members and partners more effectively than we do. Other competitors may enjoy similar advantages and benefits.

It is also possible that new competitors may emerge and acquire significant market share. Further, increased competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business and operations. Due to these and other factors, we may not be able to compete successfully in our market and the failure to do so could have a material adverse effect on the viability of our business.

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We are subject to U.S. and foreign government regulations on Internet services which could subject us to claims and remedies including monetary liabilities and limitations on our business practices.

We are subject to various U.S. and foreign regulations directly applicable to providers of Internet services and products, particularly with respect to the solicitation, collection or processing of personal/consumer information over the Internet. The application of existing laws and regulations relating to issues such as user privacy and data protection, defamation, pricing, advertising, taxation, promotions, billing, consumer protection, content regulation, quality of services, and intellectual property ownership and infringement to Internet companies is unclear and/or unsettled. Further, the application of existing laws regulating or requiring licenses for certain businesses of our advertisers including, for example, insurance and securities brokerage and legal services, can be unclear. We may incur substantial liabilities for expenses necessary to comply with these laws and regulations or penalties for any failure to comply. Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business.

Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

Federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of data that we receive from our customers. In addition, we post on our website our own privacy policies and practices concerning the collection, use and disclosure of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data- related consent orders, Federal Trade Commission requirements or other federal or state privacy- related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

Further, failure or perceived failure to comply with our policies or applicable requirements related to the collection, use, sharing or security of personal information or other privacy-related matters could result in a loss of customer confidence in us, damage to our reputation and the loss of users, partners or advertisers, which could adversely affect our business.

Additionally, a large number of legislative proposals are pending before the U.S. Congress and various state legislative bodies concerning data privacy and retention issues that may impact our business. It is not possible to predict whether or when such legislation may be adopted. Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues. In addition, the interpretation and application of user data protection laws are in a state of flux. These laws may be interpreted and applied inconsistently from state to state and inconsistently with our current data protection policies and practices. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Fluctuations in our financial results may occur as the result of various factors beyond our control.

Management expects that financial results will vary significantly from period to period due to a number of factors, including:

•	costs related to the redesign of our website;
•	costs related to the introduction of new products, services and methods of doing business;
•	costs related to the continued expansion of our business;
•	income, loss or amortization of goodwill resulting from its acquisition or divestiture of business assets and other material transactions;
•	gain or loss resulting from accounting rules changes or accounting adjustments required for initial public offerings, other financings, mergers or other changes in the capitalization; and
•	increases in taxation resulting from its disposition of interests or from other extraordinary events.

Our financial position may impair our ability to develop our business model. Our ability to attract the funding necessary to launch our redesigned website, purchase equipment and hardware, hire personnel, develop cost-efficient operations and market and sell our products and services are critical to our future success. Our ability to accomplish these objectives is likely to be significantly impaired if the financial markets continue to be in turmoil, or if prospective lenders, investors or partners become uncomfortable with our prospects for survival given a weak financial condition, volatile markets or adverse events in business operations. Our limited ability to generate cash through our operations may be insufficient to fully fund our growth. The costs for business and product development may significantly impact our overall financial strength. These factors can negatively impact our ability to finance the performance of our business operations and to attract additional funding.

The requirements of being a public company will require us to incur substantial costs, which may adversely affect our operating results and divert management’s attention.

As a public company, we will incur significant legal, accounting and other expenses that Grandparents.com did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently adopted by the SEC implementing Sarbanes-Oxley have required changes in corporate governance practices of public companies. We expect these rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. As a “shell company” as defined in Rule 12b-2 under the Exchange Act, the Company’s prior internal controls were less complicated than those needed for an operating business. Following closing of the Transaction and the appointment of a new management team, the Company intends to revise its existing policies and adopt new policies regarding internal controls and disclosure controls and procedures with regard to our new business. The Company’s new management team does not have substantial public company experience, and compliance with applicable securities rules and regulations may divert management’s attention from other business concerns, which could harm our business and operating results.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We may become involved in legal proceedings that may result in adverse outcomes.

We may become subject to claims, suits, government investigations, and other proceedings involving competition and antitrust, intellectual property, privacy, tax, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using our platforms, and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management resources, and other factors. Determining reserves for our pending litigation is a complex, fact-intensive process that requires significant judgment. It is possible that a resolution of one or more such proceedings could result in substantial fines and penalties that could adversely affect our business, consolidated financial position, results of operations, or cash flows in a particular period. These proceedings could also result in criminal sanctions, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, requiring a change in our business practices, or requiring development of non-infringing products or technologies, which could also adversely affect our business and results of operations.

If we are unable to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, it could have a material adverse effect on the Company’s business.

As a private company, Grandparents.com was not required to and did not maintain such internal controls. Following closing of the Transaction, the Company and its new management team intend to begin the process of documenting internal control procedures with respect to its new business, including establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within its organization.

As a public entity, the Company is required to provide a quarterly management certification and an annual management assessment of the effectiveness of its internal controls over financial reporting. If the Company is not able to implement and document the necessary policies, processes, and controls to mitigate financial reporting risks, the Company may not be able to comply with paragraph (a) of Item 303 of Regulation S-K, which requires a management report on internal control over financial reporting in annual reports that we file with the SEC on Form 10-K, in a timely manner or with adequate compliance. In addition, because we are a smaller reporting company, our independent auditor will not be required to issue an attestation report pursuant to paragraph (b) of Item 308 of Regulation S-K regarding our internal control over financial reporting in our annual reports that we file with the SEC on Form 10-K. Matters impacting the Company’s internal controls may cause it to be unable to report its financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of its financial statements. Confidence in the reliability of the Company’s financial statements could also suffer if the Company were to report a material weakness in its internal controls over financial reporting. This could materially adversely affect the Company and lead to a decline in the price of its Common Stock.

Grandparents.com may have had unknown liabilities that now may be deemed to be liabilities of the Company as a result of the Transaction.

There may have been liabilities of Grandparents.com that were unknown at the time of the Transaction. As a result of the Transaction, any such unknown liabilities may be deemed to be liabilities of the Company. In the event any such liability becomes known, it may lead to claims against us including, but not limited to, lawsuits, administrative proceedings, and other claims. Any such liabilities may subject us to increased expenses for attorneys’ fees, fines and litigation and expenses associated with any subsequent settlements or judgments. There can be no assurance that such unknown liabilities do not exist. To the extent that such liabilities become known, any such liability-related expenses may materially and adversely affect our profitability, operating results and financial condition.

Risks Related to an Investment in our Securities

Grandparents.com will have significant voting power and may take actions that may not be in the best interest of other stockholders.

Grandparents.com controls approximately 65% of the total voting power of our securities. Steven E. Leber, Joseph Bernstein and Dr. Robert Cohen comprise the board of managers of Grandparents.com and therefore control Grandparents.com. For the foreseeable future, Grandparents.com will be able to exert significant control over all matters requiring approval by our Board of Directors and stockholders, including the approval of mergers or other business combination transactions. Because Grandparents.com’s interests and the interests of Messrs. Leber and Bernstein and Dr. Cohen may not always coincide with the interests of our other stockholders, they may cause us to take actions which the other stockholders may disagree with or which may not be in the best interests of such other stockholders.

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There are limitations on the liabilities of our directors and executive officers. Under certain circumstances, we are obligated to indemnify our directors and executive officers against liability and expenses incurred by them in their service to us.

Pursuant to our Certificate of Incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability for breach of a director’s duty of loyalty, acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases that are unlawful under Delaware law or any transaction in which a director has derived an improper personal benefit. In addition, we intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each director and executive officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of the person’s services as one of our directors or executive officers. The costs associated with providing indemnification under these agreements could be harmful to our business.

Provisions of our corporate charter documents could delay or prevent change of control.

Our Certificate of Incorporation currently authorizes our Board of Directors to issue up to 1,999,999 shares of “blank check” preferred stock without stockholder approval, in one or more series and to fix the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock. The designation of preferred stock in the future could make it difficult for third parties to gain control of our company, prevent or substantially delay a change in control, discourage bids for our Common Stock at a premium, or otherwise adversely affect the market price of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock or Preferred Stock.

You should not rely on an investment in our securities to provide dividend income, as we currently do not plan to pay any in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our operations. Accordingly, investors must rely on sales of our securities after price appreciation, which may never occur, as the only way to realize any return on their investment.

The market price of our Common Stock is volatile.

The publicly traded shares of our Common Stock do not have significant trading volume, and experience significant price and volume fluctuations. This market volatility could reduce the market price of our Common Stock, regardless of our operating performance. In addition, the trading price of our Common Stock could change significantly over short periods of time in response to actual or anticipated variations in our quarterly operating results, announcements by us, our competitors, factors affecting our market generally and/or changes in national or regional economic conditions, making it more difficult for shares of our Common Stock to be sold at a favorable price or at all. The market price of our Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in the markets in which we compete.

Future sales of our Common Stock in the public market or the issuance of our Common Stock or securities convertible into our Common Stock could adversely affect the trading price of our Common Stock.

We intend to increase the number of authorized shares of Common Stock to 150,000,000 shares. This increase in the Common Stock will be sufficient to allow for the conversion of all shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, with a significant number of shares of Common Stock available for future issuance. In addition, our Board of Directors has the authority under our Certificate of Incorporation to issue up to 1,999,999 shares of blank check preferred stock. Upon the conversion of the one (1) share of Series A Convertible Preferred Stock and the 3,000,000 shares of Series B Convertible Preferred Stock currently outstanding, such shares will be cancelled and retired and will become shares of blank check preferred stock available for issuance. Any additional issuances of any of our authorized but unissued shares of Common Stock or blank check preferred stock will not require the approval of stockholders and will have the effect of further diluting the equity interest of stockholders.

We may issue Common Stock or preferred stock in the future for a number of reasons, including to attract and retain key personnel, to lenders, investment banks, or investors in order to achieve more favorable terms from these parties and align their interests with our common equity holders, to management and/or employees to reward performance to finance our operations and growth strategy, to adjust our ratio of debt to equity, to satisfy outstanding obligations or for other reasons. If we issue securities, our existing stockholders may experience dilution. Future sales of our Common Stock, the perception that such sales could occur or the availability for future sale of shares of our Common Stock or securities convertible into or exercisable for our Common Stock could adversely affect the market prices of our Common Stock prevailing from time to time. The sale of shares issued upon the exercise of our derivative securities could also further dilute the holdings of our then existing stockholders, including holders of the convertible notes that receive shares of our Common Stock upon conversion of their notes. In addition, future public sales of shares of our Common Stock could impair our ability to raise capital by offering equity securities.

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Our Common Stock is not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our Common Stock is currently traded, but with very low, if any, volume, based on quotations on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still unknown to investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. In addition, many institutional investors, which account for significant trading activity, are restricted from investing in stocks that trade below specified prices, have less than specified market capitalizations, or have less than specified trading volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer, (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases, (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons, (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers, and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may make it difficult for our stockholders to sell their shares.

Our shares of Common Stock are considered a “penny stock,” which is generally defined as any equity security that has a minimum bid price of less than $5.00 per share and that is not listed for trading on a national stock exchange. This classification adversely affects the market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure must also be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of stockholders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their Common Stock.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

The SEC prohibits the use of Rule 144 under the Securities Act for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company, (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As such, due to the fact that we had been a shell company immediately prior to the Transaction, holders of “restricted securities” within the meaning of Rule 144, when reselling their shares pursuant to Rule 144, will be subject to the conditions set forth therein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Grandparents.com for the years ended December 31, 2010, December 31, 2009 and for the nine months ended September 30, 2011 and 2010 should be read in conjunction with the financial statements of Grandparents.com and the notes to those financial statements that are filed with this Report as Exhibits 99.1 and 99.2. All statements other than statements of historical fact, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Report, which could negatively affect our business, operating results, financial condition and stock price. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report. We undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Report to conform our statements to actual results or changed expectations. See “Cautionary Note Regarding Forward-Looking Statements” in this Report.

Overview

As discussed in this Report, on the Closing Date and pursuant to the Contribution Agreement, Grandparents.com contributed substantially all of its assets to the Company in exchange for the assumption of certain liabilities and the issuance by the Company to Grandparents.com of one (1) share of Series A Convertible Preferred Stock, representing a controlling interest in our voting securities, and the GP Warrant. As a result of the Transaction, we now own the grandparents.com domain name, other related domain names, trademarks and related assets formerly owned by Grandparents.com. Immediately prior to the Transaction, we were a non-operating shell company and our principal asset was the cash we received in connection with the sale of our former business.

Our website, www.grandparents.com, is a family-oriented social media website with a core mission of enhancing relationships between the generations, and enriching the lives of grandparents by providing tools to foster connections among grandparents, parents, and grandchildren. We primarily target the 65 million grandparents in the U.S., but we also target the 55 million “boomers” and seniors that are not grandparents. We believe that our website is one of the leading online communities for our market and that our website is the premier social media platform targeting active, involved grandparents.

In 2010, we had over 10 million unique visitors to our website and Examiner.com ranked our website second among commercial websites serving the age 50+ demographic markets. In January 2011, we launched the Grandparents.com Benefits Club through which our marketing partners offer discounts and other benefits to our members on all a variety of consumer products and services. In the fourth quarter of 2011, we launched the Grandparents.com Online Book Shop which features over one million book titles, including e-books, and approximately 400,000 CD/DVD’s. We also have a Jewelry Store and Toy Store.

Our website was launched initially in 2007 and was operated until May 2010 by Grandparents.com’s predecessor, which focused on selling advertisements as its sole revenue stream. Since May 2010, we have focused on redesigning the website, attracting new members and developing new revenue streams. Accordingly, management does not believe the past results are indicative of future performance. We anticipate launching our redesigned website on Grandparents Day, September 9, 2012. Until the launch of the redesigned website, our website will remain operational in its current format.

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Grandparents.com incurred a net loss of approximately $2,900,000 for the twelve months ended December 31, 2011 and used approximately $1,100,000 in cash for operating activities. In addition, Grandparents.com had a working capital deficit of approximately $1,800,000 as of December 31, 2011. Accordingly, Grandparents.com’s independent registered public accounting firm has issued an audit report on Grandparents.com’s 2011 financial statements that included an explanatory paragraph referring to Grandparents.com’s net losses, negative cash flows from operations and working capital deficiency and expressing substantial doubt about Grandparents.com’s ability to continue as a going concern. Grandparents.com’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Revenue Streams

Historically, Grandparents.com generated revenue through the sale of advertising on its website. Although we expect to continue generating revenue from advertisements, we are now focused on creating multiple revenue streams.

We have not yet generated any revenue through the Benefits Club. In order to initially attract marketing partners to the Benefits Club, Grandparents.com deferred entering into revenue sharing arrangements with our marketing partners. As a result, however, Grandparents.com was able to attract more than 250 marketing partners as of December 31, 2011. We ultimately expect to receive a share of the revenue received by marketing partners who offer products and services to our members. We will seek to enter into revenue sharing arrangements with our marketing partners in 2012. To the extent we are able to enter into revenue sharing agreements with our marketing partners, revenues, if any, from such arrangements may be limited in the near term.

In addition, we have entered into initial stages of discussions with a select number of national insurance companies focused on the insurance lines we plan to make available to our members – primarily health, life, long term care, auto and home. We have also entered into initial stages of discussions with a major financial services company to offer annuity, mutual fund, retirement planning and other financial products and services through us.

In the fourth quarter of 2011, Grandparents.com launched the Grandparents.com Online Book Shop. Order fulfillment takes place through Baker-Taylor Ltd. under our name and we receive a commission of 3.5% of all sales. We expect the Book Shop to compete with major online booksellers. We did not generate revenue from the Book Shop in 2011.

We expect to generate revenue through membership fees which we plan to implement in after 2012. However, because implementing our plan includes initially giving free memberships, we do not expect to generate membership fee revenue in 2012.

Certain Factors Affecting our Performance

In addition to the Risk Factors discussed above, we consider the following to be significant factors affecting our future performance and financial results.

Our Ability to Attract and Retain Members. We must attract and retain members in order to increase revenue and achieve profitability. We expect revenue to be generated primarily from the purchase of products and services by our members offered in the Grandparents.com Benefits Club, advertisements on our website and, in the future, membership fees. If we are unable to attract and retain members, we may not be able to attract marketing and commercial sponsors to the Benefits Club. Likewise, if we cannot attract and retain members, we may not be able to attract advertisers to our website.

Our Ability to Enter into Revenue Sharing Agreements with our Marketing Partners. We must attract, retain and enter into revenue sharing agreements with marketing and commercial sponsors in order to increase revenue and achieve profitability. If marketing and commercial sponsors do not find our marketing and promotional services effective or do not believe that utilizing our website provides them with increases in customers, revenue or profit, they may not make, or continue to make, offers through our website in which case we may sell fewer products and services through the our website.

Competition. We compete with companies in the social networking industry such as Facebook, Twitter and Google and other companies that specifically target the age 50+ market, in particular AARP. These competitors compete with us for visitor traffic, members, advertising dollars and partners, including marketing and commercial sponsors, and many of our competitors have competitive advantages over us. It is also possible that new competitors may emerge and acquire significant market share.

Additional Financing. To effectively implement our business plan, we may need to obtain additional financing. If we obtain financing, we would expect to accelerate our business plan and increase our advertising and marketing budget, hire additional staff members and increase our office space and operations all of which we believe would result in the generation of revenue and development of our business.

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Results of Operations of Grandparents.com

The following discusses the results of operations and financial condition of Grandparents.com and its predecessor for the periods indicated below. Periods prior to consummation of the 2010 Purchase Transaction are sometimes referred to herein as “predecessor periods” and periods from and after the consummation of the 2010 Purchase Transaction are sometimes referred to herein as “successor periods.” “Predecessor” refers to GPOC. “Successor” refers to Grandparents.com.

Grandparents.com has separated its historical financial results into predecessor and successor periods, which is required under generally accepted accounting principles (“GAAP”) when there is a change in accounting basis as occurred when purchase accounting was applied to the acquisition of the business of GPOC following the 2010 Purchase Transaction. Management does not believe that successor periods are comparable to predecessor periods due to changes in management. However, we have provided combined Predecessor and Successor operating results (which is simply the arithmetic sum of the Predecessor and Successor amounts) for 2010 as a convenience solely for the purpose of facilitating comparisons of 2011 results with combined results for 2010. Although presenting 2010 on a combined basis may be helpful for purposes of evaluating operating results, the reader is cautioned that these are considered to be separate periods for financial reporting purposes and they should be evaluated separately.

In addition, we have provided unaudited pro forma statement of operations information for 2010 which gives effect to the 2010 Purchase Transaction as if such transaction took place on January 1, 2010. However, this unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the 2010 Purchase Transaction had actually occurred on that date. Management believes that the unaudited pro forma 2010 information is more appropriate for comparison to 2011 than the combined results of the Successor and Predecessor for 2010.

We do not believe our prior periods, particularly predecessor periods, are comparable to or indicative of our present and future operations. As discussed elsewhere in this Report, we are now focused on creating multiple new revenue streams through the Benefits Club and our marketing partners whereas our prior operations derived revenue solely from advertisements.

Fiscal Year Ended December 31, 2011 Compared with Fiscal Year Ended December 31, 2010

	Successor		Predecessor	Combined(1)			Pro Forma(2)
	2011	2010	2010	2010			2010
	January 1 to December 31	May 6 to December 31	January 1 to May 5	January 1 to December 31	Pro Forma Adjustments	Notes (3)	January 1 to December 31
Revenue:
Advertising revenue	$478,133	$646,512	$111,543	$758,055	$-		$758,055
Total revenue	478,133	646,512	111,543	758,055	-		758,055

Operating Expenses:
Selling and marketing	104,323	246,838	444,300	691,138	-		691,138
Salaries	897,886	657,975	818,372	1,476,347	-		1,476,347
Rent	157,761	84,090	69,601	153,691	-		153,691
Consulting	6,270	6,005	10,000	16,005	-		16,005
Equity-based compensation	165,789	9,549	-	9,549	-		9,549
Transaction costs	-	4,250,000	-	4,250,000	(4,250,000)	[A]	-
Management fees	600,000	125,000	-	125,000	-		125,000
Other general and administrative	488,413	477,249	126,346	603,595	-		603,595
Depreciation and amortization	842,187	560,101	67,988	628,089	236,737	[B]	864,826
Total operating expenses	3,262,629	6,416,807	1,536,607	7,953,414	(4,013,263)		3,940,151

Other income (expenses):
Interest income (expense), net	(34,670)	18	-	18	-		18
Gain on purchase of business	-	3,565,408	-	3,565,408	(3,565,408)	[C]	-
Other income (loss), net	18,633	51,184	108,000	159,184	-		159,184
Total other income (expenses)	(16,037)	3,616,610	108,000	3,724,610	(3,565,408)		159,202

Loss from operations before preferred return	(2,800,533)	(2,153,685)	(1,317,064)	(3,470,749)	447,855		(3,022,894)

Preferred return expense	(94,408)	(26,080)	(137,572)	(163,652)	137,572	[D]	(26,080)

Net loss	$(2,894,941)	$(2,179,765)	$(1,454,636)	$(3,634,401)	$585,427		$(3,048,974)

(1) The combination of Successor and Predecessor periods in 2010 is a non-GAAP measure. Grandparents.com has included the separate periods in this presentation to enable the comparative twelve month reconciliation of the information to its GAAP presentation in the financial statements.

(2) The unaudited pro forma statement of operations information above was prepared in accordance with Rule 11-02 of Regulation S-X as promulgated by the SEC.

(3) This column sets forth pro forma adjustments to the Grandparents.com’s combined results of operations for 2010 as if the 2010 Purchase Transaction had occurred on January 1, 2010. The pro forma adjustments are as follows: [A] reflects the elimination of transaction costs that were incurred in connection with the 2010 Purchase Transaction; [B] reflects adjustments for amortization of intangible assets and depreciation of fixed assets as a result of the 2010 Purchase Transaction; [C] reflects the elimination of gain recognized from the purchase of the business acquired in the 2010 Purchase Transaction; and [D] reflects the elimination of preferred return expense due to the elimination of the Predecessor’s preferred equity upon closing of the 2010 Purchase Transaction.

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Revenue

Revenue for 2011 decreased $279,922, or 36.9%, to $478,133 compared to $758,055 for the combined 2010 period. During 2011 and 2010, Grandparents.com derived revenue solely from advertisements on its website. In 2011, Grandparents.com reduced marketing expenditures which in turn resulted in a decrease in the number of visitors to its website in 2011 compared to 2010. As a result, Grandparents.com experienced a decline in revenue in 2011 compared to 2010.

Operating Expenses

Total operating expenses for 2011 decreased $4,690,785, or 59.0%, to $3,262,629 compared to $7,953,414 for the combined 2010 period and decreased $677,522, or 17.2%, compared to $3,940,151 for the unaudited pro forma 2010 period.

Selling and marketing. Selling and marketing expense decreased $586,815, or 84.9%, to $104,323 for 2011 compared to $691,138 for the combined 2010 period. In 2011, Grandparents.com reduced its marketing spend due, in part, to reduced capital resources. In addition, in 2011 Grandparents.com allocated marketing dollars toward attracting more meaningful page impressions as opposed to generating a greater volume of page impressions.

Salaries. Salary expense decreased $578,461, or 39.2%, to $897,886 for 2011 compared to $1,476,347 for the combined 2010 period due to management’s decision to reduce payroll and staff headcount following the 2010 Purchase Transaction.

Rent. Rent expense increased $4,070, or 2.68%, to $157,761 for 2011 compared to $153,691 for the combined 2010 period. In the fourth quarter of 2010, Grandparents.com moved its office to a new location and entered into a new lease at a lower monthly rent payment.

Consulting. Consulting expense decreased $9,735, or 60.8%, to $6,270 for 2011 compared to $16,005 for the combined 2010 period. Following the 2010 Purchase Transaction, management reduced the usage of consultants.

Equity-based compensation. Equity-based compensation expense increased $156,240, or 1636.2%, to $165,789 for 2011 compared to $9,549 for the combined 2010 period. In the fourth quarter of 2010, Grandparents.com granted options to purchase 252,500 Class A Units under its 2010 Stock Option Plan to its officers and employees. In 2011, Grandparents.com issued warrants to purchase an aggregate of 437,000 Class A Units. Grandparents.com also granted options to purchase 220,000 Class A Units under its 2010 Stock Option Plan to its officers and employees. The options have an exercise price of $0.86 per Class A Unit and a grant-date fair value of $0.68 per option. The options expire five years from the date of grant. The options and warrants are recorded to expense over the requisite service period, which generally is the vesting period.

Transaction Costs. Grandparents.com incurred $4,250,000 in transaction costs for 2010 in connection with the 2010 Purchase Transaction. Grandparents.com had no such expense for 2011.

Management fees. Management fees increased $475,000, or 380.0%, to $600,000 for 2011 compared to $125,000 for the combined 2010 period. Grandparents.com pays a monthly management fee to LBG for management services provided to Grandparents.com. The monthly payments commenced in August 2010 and for 2010 were $25,000 per month compared to $50,000 per month in 2011. Only five payments of $25,000 each were payable during 2010 compared to twelve payments of $50,000 each payable during 2011. Also, in 2010 LBG Group agreed to a reduced fee so that Grandparents.com would have additional working capital immediately following the 2010 Purchase Transaction.

Other general and administrative. Other general and administrative expense decreased $115,182, or 19.1%, to $488,413 for 2011 compared to $603,595 for the combined 2010 period.

Depreciation and amortization. Depreciation and amortization increased $214,098, or 34.1%, to $842,187 for 2011 compared to $628,089 for the combined 2010 period and decreased $22,639, or 2.6%, compared to $864,826 for the unaudited pro forma 2010 period.

Other Income (Expense)

Grandparents.com had other expense of $16,037 for 2011 compared to other income of $3,724,610 for the combined 2010 period and $159,202 for the unaudited pro forma 2010 period. Other income for the 2010 combined period included gain on purchase of business of $3,565,408 which was not present in 2011.

Loss from Operations

Loss from operations for 2011 was $2,800,533 compared to $3,470,749 for the combined 2010 period and $3,022,894 for the unaudited pro forma 2010 period.

Preferred Return Expense

Preferred return expense was $94,408 for 2011 compared to $163,652 for the combined 2010 period and $26,080 for the unaudited pro forma 2010 period. The Predecessor’s preferred equity was eliminated upon closing of the 2010 Purchase Transaction. In September 2010, Grandparents.com sold 918,000 Class A Preferred Units in exchange for $918,000 in cash. Holders of the Class A Preferred Units are entitled to a 10% cumulative return on the principal investment (“Minimum Annual Return”) and on unpaid Minimum Annual Returns.

Net Loss

Net loss for 2011 was $2,894,941 compared to $3,634,401 for the combined 2010 period and $3,048,974 for the unaudited pro forma 2010 period.

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Liquidity and Capital Resources

Prior to the Transaction, Grandparents.com funded its working capital requirements primarily through cash flow from operations, private sales of capital units and advances from its members and managers. During 2010, Grandparents.com sold 918,000 Class A Preferred Units in exchange for $918,000 in cash. In August 2010, Grandparents.com sold 800,000 Class A Units to an investor, representing an 8% ownership interest in GP, for $500,000 cash. In October 2011 Grandparents.com sold 290,512 Class A Units to an investor for $250,000 in cash.

During 2011, Messrs. Leber and Bernstein advanced an aggregate of $126,000 to Grandparents.com. In March 2011, Grandparents.com entered into a $300,000 note payable agreement with Meadows, which was secured by substantially all of the assets of Grandparents.com. In July 2011, Messrs. Leber and Bernstein and Meadows provided short-term loans to Grandparents.com in the aggregate amount of $40,000. All of such loans were assumed by us upon the closing of the Transaction and are evidenced by the Leber Note, Bernstein Note and Meadows Note, which are not secured by any assets of the Company. However, the Meadows Note is secured by the assets of Grandparents.com.

Upon the closing of the Transaction we assumed Grandparent’s liabilities for $612,500 of accrued but unpaid management fees in favor of LBG and issued the LBG Note to LBG.

In July 2011, Grandparents.com issued a zero coupon note payable to a consultant. The note provided $225,000 to Grandparents.com in exchange for repayment of $275,000 on August 30, 2012, the maturity date of the note. The discount from the maturity value of $275,000, initially $50,000, is being amortized to interest expense by the effective interest method over the life of the note, with an effective interest rate of 20.04%. During 2011, $4,209 was added to the promissory note balance. At December 31, 2011, the remaining discount was $45,791. This obligation was assumed by us upon the closing of the Transaction and these payment obligations are the Company’s going forward.

In December 2011, we entered into a $500,000 secured Bridge Loan with Grandparents.com. Upon the closing of the Transaction, we assumed and cancelled the Bridge Loan and released all liens.

We raised approximately $3,000,000 in gross proceeds in the Private Placement, but before deducting any expenses incurred by us in connection with the Private Placement. After deducting expenses, we received approximately $2,400,000 in net proceeds from the Private Placement. We had cash of approximately $1,540,000 as of the closing of the Transaction prior to the net proceeds from the Private Placement. We expect to finance our operations over the next twelve months primarily through our existing cash and our operations. However, to effectively implement our business plan, we may need to obtain additional financing. If we obtain financing, we would expect to accelerate our business plan and increase our advertising and marketing budget, hire additional staff members and increase our office space and operations all of which we believe would result in the generation of revenue and development of our business. We cannot be certain that financing will be available on acceptable terms, or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Although we can provide no assurances, we believe that the net proceeds from the Private Placement, the cash of the Company on hand as of the closing of the Transaction together with cash generated from operations should be sufficient to meet working capital requirements and capital expenditures for the next twelve months.

Cash Flow

Net cash flow from operating, investing and financing activities for the periods below were as follows:

	Successor		Predecessor

				Combined (1)
	2011	2010	2010	2010
	January 1 to December 31	May 6 to December 31	January 1 to May 5	January 1 to December 31
Cash provided by (used in):
Operating activities	$(1,125,565)	$(1,344,798)	$(1,023,087)	$(2,367,885)
Investing activities	(5,142)	(436,211)	212,343	(86,024)
Financing activities	1,441,000	1,668,000	818,000	2,486,000
Net increase (decrease) in cash	310,293	(113,009)	7,256	32,091

(1) The combination of Successor and Predecessor periods in 2010 is a non-GAAP measure. Grandparents.com has included the separate periods in this presentation to enable the twelve month comparative reconciliation of the information to its GAAP presentation in the financial statements.

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Cash Used In Operating Activities

Cash used in operating activities primarily consists of net loss adjusted for certain non-cash items, including depreciation and amortization, equity-based compensation, preferred return expense, transaction costs, gain on purchase of business and the effect of changes in working capital and other items.

For 2011, net cash used in operating activities of $1,125,565 consisted of net loss of $2,894,941, offset by $1,141,477 in adjustments for depreciation and amortization expense and other non-cash items, $94,408 in adjustments for preferred return expense and $533,491 in cash provided by changes in working capital and other activities. For the combined 2010 period, net cash used in operating activities of $2,367,885 consisted of net loss of $3,634,401, $3,565,408 in gain on purchase of business and $117,485 in cash from changes in working capital and other activities, offset by $628,089 in adjustments for depreciation and amortization expense and other non-cash items, $163,652 in adjustments for preferred return expense and $4,250,000 in adjustments for transaction costs.

Cash Used In Investing Activities

Cash used in investing activities primarily consists of changes in the balances of restricted cash, acquisitions of businesses and purchases of property and equipment. For 2011, net cash used in investing activities was $5,142 compared to net cash used in investing activities of $86,024 for the combined 2010 period

Cash Provided By Financing Activities

Cash provided by financing activities primarily consists of net proceeds from the issuance of Class A Preferred Units, Class A Units, capital contributions, proceeds from short-term advances and proceeds from issuance of promissory notes. For 2011, net cash provided by financing activities was $1,441,000 compared to net cash provided by financing activities of $2,486,000 for the combined 2010 period.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements and Grandparents.com did not have any off-balance sheet arrangements.

Significant Accounting Policies

Cash and Cash Equivalents

Grandparents.com considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2011 and 2010, there were no cash equivalents.

Accounts Receivable

Accounts receivable are reported in the balance sheet net of an allowance for doubtful accounts. Grandparents.com estimates the allowance based on an analysis of specific clients, taking into consideration the age of past due accounts, the client’s payment history and an assessment of the client’s ability to pay. At December 31, 2011 and December 31, 2010, Grandparents.com determined that no allowance for doubtful accounts was necessary.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Incidental expenditures for maintenance and repairs are charged against operations. Renewals and betterment that materially extend the life of assets are capitalized. Grandparents.com reviews the valuation of fixed assets and the remaining economic lives annually and adjusts depreciation accordingly.

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Impairment of Long-Lived Assets

Grandparents.com assesses the impairment of long-lived assets, which include property and equipment and identifiable intangible assets, whenever events or changes in circumstances indicate that such assets might be impaired and the carrying value may not be recoverable. Events and circumstances that may indicate that an asset is impaired may include significant decreases in the market value of an asset, a change in the extent or manner in which an asset is used, shifts in technology, loss of key management or personnel, changes in Grandparents.com’s operating model or strategy and competitive forces as well as other factors.

If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flows attributable to the asset are less than the carrying amount of the asset, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, quoted market prices or appraised values, depending on the nature of the assets. In testing for a potential impairment of goodwill, Grandparents.com will first compare the estimated fair value of each reporting unit with book value, including goodwill. If the estimated fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. If, however, the fair value of the respective reporting units of Grandparents.com is less than book value, then Grandparents.com is required to compare the carrying amount of the goodwill with its implied fair value. The estimate of implied fair value of goodwill may require independent valuations of certain internally generated and unrecognized intangible assets such as its customer base, software and technology and trademarks. If the carrying amount of the goodwill exceeds the implied fair value of that goodwill, an impairment loss would be recognized in an amount equal to the excess.

Revenue Recognition

Grandparents.com recognizes revenue from arrangements with advertisers and third-party affiliates, generally on the basis of impressions, at an agreed upon cost per thousand impressions. This revenue is recognized on a net basis in the period in which the impressions occur. Revenue is recognized in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition. Grandparents.com considers amounts to be earned when persuasive evidence of an arrangement exists, delivery of services has occurred, price is fixed or determinable, and collectability is reasonably assured.

Advertising

Grandparents.com’s policy is to report advertising costs as expensed in the periods in which the costs are incurred. The total amounts charged to advertising expenses were $104,323 for the year ended December 31, 2011, $444,300 for the predecessor period January 1, 2010 to May 5, 2010, and $246,838 for the successor period May 6, 2010 to December 31, 2010.

Fair Value of Financial Instruments

Grandparents.com’s financial instruments consist mainly of cash, short-term accounts receivable, and payables. Grandparents.com believes that the carrying amounts approximate fair value due to their short-term nature and market interest rates.

Equity-Based Compensation

Grandparents.com accounts for equity-based awards to employees and others at fair value, measured at the grant date (based upon an estimate of the fair value of the compensation granted) and recorded to expense over the requisite service period, which generally is the vesting period. Fair value of equity based compensation arrangements are estimated using the Black-Scholes option pricing model.

Income Taxes

Grandparents.com has elected to be treated as Limited Liability Company for Federal and State income tax purposes. Under this election, all taxable income, losses and credits pass through to its members and are reflected on their individual income tax returns. Consequently, no provision for income taxes has been provided by Grandparents.com.

Grandparents.com accounts for income taxes in accordance with ASC 740, Income Taxes. Grandparents.com records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of December 31, 2011, Grandparents.com has no liabilities for uncertain tax positions. Grandparents.com’s policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. Grandparents.com continually evaluates expiring statutes of limitations, audits, proposed settlements, and changes in tax law and new authoritative rulings. Grandparents.com is not subject to examinations by income tax authorities for periods prior to 2010.

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DESCRIPTION OF PROPERTY

As of the Closing Date, we assumed Grandparents.com’s lease of approximately 5,000 square feet in its headquarters located at 589 Eighth Avenue, 6th Floor, New York, New York. The lease expires in 2013. Our monthly rent payment under the lease is currently $13,667 per month. Steven E. Leber and Joseph Bernstein have personally guaranteed the performance of the lease by us. We believe that our properties are generally suitable to meet our needs for the foreseeable future. However, we will continue to seek additional space as needed to satisfy our growth.

Following our asset sale on August 31, 2011, we had an arrangement with Emerald Star for us to continue using its office located at 220 West Harrison Street, Seattle, Washington 98119 as our mailing address and for holding our corporate records. Upon closing of the Transaction, we terminated this arrangement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Common Stock beneficially owned after giving effect to the Transaction and the Private Placement, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of our voting securities, (ii) each Current Named Executive Officer (as defined below) and each director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for directors and executive officers will be exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of computing the percentage of shares of our securities expected to be held by each person or group of persons named above, any shares that such person has or persons have the right to acquire within sixty (60) days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock (3)
	Number of Shares Beneficially Owned (1)	% of Shares Beneficially Owned	Number of Shares Beneficially Owned (2)	% of Shares Beneficially Owned	Number of Shares Beneficially Owned	% of Shares Beneficially Owned	% of Total Voting Rights (1), (2), (4)
Executive Officers and Directors
Steven E. Leber (5) (6)	1	100%	-	-	55,887,491	65.15%	65.15%
Joseph Bernstein (5) (6)	1	100%	-	-	55,887,491	65.15%	65.15%
Jeffrey S. Mahl	-	-	-	-	-	-	-
Matthew Schwartz	-	-	25,000	*	107,476	*	*
Dr. Robert Cohen (5) (6)	1	100%	-	-	55,887,491	65.15%	65.15%
Jeremy Office	-	-	-	-	-	-	-
Jeffrey L. Wasserman	-	-	25,000	*	107,476	*	*
Directors and executive officers as a group (7 persons) (5) (6)	1	100%	50,000	*	56,102,442	65.40%	65.40%

Other 5% stockholders:
Grandparents.com, LLC (5) (6)	1	100%	-	-	55,887,491	65.15%	65.15%

* Less than 1%

(1)	See “Description of Securities – Series A Convertible Preferred Stock” below for a description of the voting and conversion rights of the Series A Convertible Preferred Stock.
(2)	See “Description of Securities – Series B Convertible Preferred Stock” below for a description of the voting and conversion rights of the Series B Convertible Preferred Stock.
(3)	Based on 16,996,151 shares of Common Stock issued and outstanding as of the Closing Date. Also reflects shares of Common Stock issuable to such persons upon conversion of the Series A and Series B Convertible Preferred Stock upon filing of the Amendment.

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(4)	Reflects (i) the combined voting power with respect to shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Common Stock prior to the filing of the Amendment; and (ii) total voting power with respect to shares of Common Stock following the automatic conversion of the Series A Convertible Preferred Stock and Series B Common Stock upon the filing of the Amendment.
(5)	The board of managers of Grandparents.com has voting and investment power with respect to securities owned by Grandparents.com. In order to take any action, the approval of a majority of the members of the board of managers is required. Messrs. Leber and Bernstein and Dr. Cohen serve as the only members of the Grandparents.com board of managers. As a result, Messrs. Leber and Bernstein and Dr. Cohen may be deemed to have shared voting and investment power with respect to securities owned by Grandparents.com.
(6)	Grandparents.com entered into a lock-up agreement with us prohibiting the transfer of our equity securities beneficially owned by Grandparents.com, subject to certain exceptions, for a period of twelve (12) months following the closing of the Transaction. The lock-up agreement automatically terminates upon the upon the final closing of an offering of Common Stock or other equity interest of the Company for the account of the Company having a price per share of at least $2.00 and resulting in at least $25,000,000 in gross proceeds (before underwriters’ discounts and selling commissions) to the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Upon the closing of the Transaction, our former directors and officers resigned and the designees of Grandparents.com were appointed to fill the vacancies created by such resignations. Executive officers are appointed by our Board of Directors. Each executive officer holds his office until he resigns, is removed by our Board of Directors, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal. Our Board of Directors has designated Messrs. Leber, Bernstein, Mahl and Schwartz as executive officers for purposes of Section 16 of the Exchange Act.

Name	Age	Position
Steven E. Leber	70	Chairman, Co-Chief Executive Officer
Joseph Bernstein	63	Co-Chief Executive Officer, Chief Financial Officer, Treasurer, Director
Jeffrey S. Mahl	60	President
Matthew Schwartz	39	Vice President – Administration, Chief Compliance Officer, Secretary
Dr. Robert Cohen	68	Director
Jeremy Office	35	Director
Jeffrey L. Wasserman	41	Director, Assistant Secretary

The business background descriptions of the newly appointed directors and officers are as follows:

Steven E. Leber was appointed as our Co-Chief Executive Officer and Chairman of our Board of Directors upon closing of the Transaction. Mr. Leber is also a Managing Director of Grandparents.com. He joined Grandparents.com along with Messrs. Bernstein, Mahl and Schwartz in May 2010 and as a member of the board of Grandparents.com’s predecessor from 2007 through May 2010. Mr. Leber also serves as Chairman and Chief Executive Officer of New Age Producers Group, Inc., a holding company for his investment and entertainment ventures, which he formed in 1992. From 1999 through 2004, Mr. Leber was Chairman of Music Vision , LLC, a web-based company which created and managed artist web sites for more than 100 top artists. From 1997 through 2001, Mr. Leber served as Chairman and Chief Executive Officer of The Pet Channel, Inc., a web-based company targeting the pet industry. Currently, Mr. Leber is on the Advisory Board of Brooklyn Bagel Water Company, Inc., a bagel company, and serves as a consultant to Chasin Music Group, Inc., a music app developer. Mr. Leber is best know for his reputation as one of the most innovative forces in the entertainment industry as a manager and producer. Mr. Leber co-founded Contemporary Communications Corporation (CCC)/Leber-Krebs, Inc., which was one of the world’s leading music management firms, and served as its Chairman and Chief Executive Officer from 1971 through 1995. Prior to forming CCC, Mr. Leber, began his career at the William Morris Agency where he established its music division and worked with major artists such as the Rolling Stones, Bill Cosby, Simon and Garfunkel, Diana Ross, Dionne Warwick and the Jackson Five. Mr. Leber has also been the producer of theatrical shows and live events, creating new business models with events such as the arena tour of Andrew Lloyd Weber’s “Jesus Christ Superstar,” the international smash-sensation “Beatlemania,” The Teenage Mutant Ninja Turtles “Coming Out of Their Shells” tour, the Texxas Jam Music Series, and The Concert for Bangladesh. He also brought the Moscow Circus to North America. Mr. Leber holds a B.A. in Accounting from Northeastern University. Our conclusion that Mr. Leber should serve as Chairman of our Board of Directors is based on our belief that his significant experience in various executive leadership positions and as a member of the Board of Managers of Grandparents.com and its predecessor have provided him with valuable leadership skills and knowledge of our business.

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Joseph Bernstein was appointed as our Co-Chief Executive Officer, Chief Financial Officer, Treasurer and member of our Board of Directors upon closing of the Transaction. Mr. Bernstein is also a Managing Director of Grandparents.com. He joined Grandparents.com along with Messrs. Leber, Mahl and Schwartz in May 2010. Mr. Bernstein started his career as a tax attorney at Cahill Gordon & Reindel (1975-1978) and Rosenman & Colin (1978-1981), and later founded Bernstein Carter & Deyo, specializing in international taxation and foreign investments in the United States. In 1981, Mr. Bernstein founded The New York Land Company and Americas Partners LLC, private real estate companies that initiated over $1 billion in office and retail development projects in New York City, including: Americas Tower, the 50-story office tower at 1177 Avenue of the Americas, world headquarters to PriceWaterhouseCoopers; The Crown Building, at the corner of Fifth Avenue and 57th Street; 40 Wall Street, a 70-story office tower; and Herald Center, a vertical retail center at Broadway and 34th Street. The company has also initiated development projects in Israel, including an entertainment city and a golf resort. From 1995 until 2004, Mr. Bernstein was a joint venture partner of the Monticello Raceway in Sullivan County, NY, which included development of a Native American and a NY State Lottery casino project. The Raceway was merged in 2004 into Empire Resorts, Inc., a public holding company of various subsidiaries engaged in the hospitality and gaming industries, where Mr. Bernstein served as CEO in 2009 and as director from August 2004 until June 2007. From 2004-2010, Mr. Bernstein served as Co-Trustee, of the Catskill Litigation Trust, a publicly registered trust, with Dennis Vacco, former Attorney General of the State of New York. Mr. Bernstein is currently a director of Curator, LLC, a special opportunity fund, and Colorado, LLC, a wine in a can manufacturing company. Mr. Bernstein holds a B.A. in Economics and a B.A. in Agricultural Business Management from the University of California at Davis (1970); an M.B.A. in Finance from the University of California at Los Angeles Graduate School of Management (1971); a J.D. from the University of California at Davis School of Law (1974); and a Master of Laws Degree (L.L.M.) in Taxation from the New York University Graduate School of Law (1975). In determining that Mr. Bernstein should serve as a director of the Company, we considered the broad perspective brought by his experience in various executive positions in both public and private companies, his role as a member of the Board of Managers of Grandparents.com, which we believe have provided him with extensive leadership and operational skills and insight into our business and market.

Jeffrey S. Mahl was appointed as our President upon closing of the Transaction. Mr. Mahl is also President at Grandparents.com. Mr. Mahl has been in the Internet sales business for over two decades. He joined Grandparents.com along with Messrs. Leber, Bernstein and Schwartz in May 2010. Prior to joining Grandparents.com, Mr. Mahl was Senior Vice President, Online & Mobile Advertising at National Cinemedia, operates the largest digital in-theatre network, from December 2008 through March 2010. From May 2007 through December 2008, Mr. Mahl was Executive Vice President, Advertising Sales at Mail.com Media Productions, a web portal and web-based email service provider. In 2003, Mr. Mahl founded Media Directions, LLC, which provided sales strategy, tactics and execution to clients employing both new and traditional media platforms, and served as its President through 2007. Mr. Mahl was formerly Senior Vice President at ESPN, Inc., where he was responsible for building $200 million in sales revenue to over $1 billion in just a few years. Mr. Mahl led advertising sales, media sales, media research, event marketing and promotion for ESPN, ESPN2, ESPN Classic, ESPNews, E.R.T., and ESPN Internet Ventures (ESPN.com, NASCAR.COM, NFL.COM, NBA.COM). Mr. Mahl has also held senior management positions at AskJeeves, Gemstar-TV Guide and OCC Sports. At Gemstar-TV Guide, he served as President of the Media Sales Group and at AskJeeves as Executive Vice President, bringing over 100 new clients to the site. Mr. Mahl holds a B.A. in Economics from Northeastern University in Boston.

Matthew Schwartz was appointed as our Vice President of Administration, Chief Compliance Officer and Secretary upon closing of the Transaction. Mr. Schwartz joined Grandparents.com along with Messrs. Leber, Bernstein and Mahl in May 2010. From 1995 through 2009, Mr. Schwartz worked for EMX LLC, eDoctor LLC, and Americas Tower Partners, companies affiliated with Americas Partners LLC, a privately-held venture company. Mr. Schwartz served in various capacities and from 2004 to 2010 was responsible for the group’s administrative and financial operations. Concurrently (2004 to 2010), Mr. Schwartz served as the financial administrator of the Catskill Litigation Trust, a publicly registered trust, for co-trustees Joseph Bernstein and former New York State Attorney General Dennis Vacco. During 2009, Mr. Schwartz also served as Executive Assistant to the CEO at Empire Resorts, Inc., a publically traded gaming and entertainment Company. Mr. Schwartz graduated from Hofstra University with a B.A. in Psychology in 1995.

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Dr. Robert Cohen was appointed to our Board of Directors upon closing of the Transaction. Dr. Cohen is also a Managing Director of Grandparents.com. Dr. Cohen has been engaged in the retail and wholesale optical business since 1968. He has served as Chief Executive Officer of Cohen Fashion Optical, LLC and its predecessors (“Cohen Optical”) since 1978. Cohen Optical is a leading eyewear chain consisting of 116 retail optical stores. Twenty-four stores are located in high visibility locations in Manhattan. The remaining stores are located throughout the northeast and Florida, most of which are sited in regional shopping centers. Dr. Cohen and his family are principal members of EMVI Holdings, LLC the parent company of Emerging Vision, Inc., a national retail optical chain comprised of approximately 120 locations operating primarily under the name Sterling Optical. Dr. Cohen and members of his family are the principal members of General Vision Services, LLC (“GVS”). GVS is the largest managed care third-party vision provider and is comprised of a network of over 250 providers and company stores with locations in the New York Metropolitan area. Dr. Cohen and members of his immediate family are also the principal members of Vision World, LLC, which is comprised of over 50 provider locations throughout Long Island and the metropolitan area. In 2010, Dr. Cohen and members of his immediate family formed Beyond Readers, LLC, a company that holds the North American license to distribute a unique multi-focal reading glass product that distributes their product through large retail chains. Dr. Cohen is a Managing Partner and Director of ERA Realty Company, a real estate management and investment company, with real estate holdings in commercial and residential properties. Dr. Cohen serves as an officer and director of several management and real estate companies, as well as various other optical and non-optical related businesses. In determining that Dr. Cohen should serve as a director of the Company, we considered his experience as an executive officer and as a member of the Board of Managers of Grandparents.com.

Jeremy Office was appointed to our Board of Directors upon closing of the Transaction. Mr. Office is a principal of Maclendon Wealth Management, an independent Registered Investment Advisor Firm offering financial planning services to high net worth individuals, where he has been engaged in such capacity since June 2011. Mr. Office is also Managing Partner of SJO Worldwide, a venture capital fund, where he has been engaged in such capacity since June 2011. From April 2002 to June 2011, Mr. Office was a Vice-President and the Associate Director at Merrill Lynch where he helped to build one of the most successful business units of the firm. Prior to that, he was a business consultant working with corporations throughout the Caribbean, Latin America and the United States. Mr. Office has served as a Vice-President of the Boys and Girls Club of America and been a past board member of the City of Delray Beach’s Neighborhood Advisory Council. Mr. Office earned his Ph.D., with honors, from Lynn University in Boca Raton, Florida. His work focused on Global Leadership and Management. He achieved his Masters of Business Administration (M.B.A.) at the University of Florida in Gainesville, and he holds a Bachelor of Business Administration in Finance from Miami University, Oxford, Ohio. Mr. Office is a Certified Financial Planner (CFP), Certified Investment Management Analyst (CIMA), Chartered Financial Consultant (ChFC) and Chartered Retirement Planning Counselor (CRPC). He holds FINRA Licenses 7, 9, and 10, and State License 66 as well as his Life, Health and Variable Annuity Insurance License (this is commonly referred to as the 2-15 Agents License). He also completed the prestigious Bloomberg Certifications in Equities, Fixed Income and Foreign Exchange. In determining that Mr. Office should serve as a director of the Company, we considered his significant experience and background with regard to financial and strategic planning and corporate finance.

Jeffrey L. Wasserman was appointed to our Board of Directors and as Assistant Secretary upon closing of the Transaction. Mr. Wasserman is a member of the law firm of Sills Cummis & Gross. P.C. Mr. Wasserman joined the firm in May 2009 and is a member of its Corporate, Securities, Banking and Finance, and Life Sciences Practice Groups. Mr. Wasserman provides corporate counseling to private equity and venture capital funds, and public and private companies. His expertise includes the structuring and negotiating of leveraged buy-outs, investments, complex acquisitions, secured and unsecured lending, and joint ventures/collaborations. Mr. Wasserman also provides general corporate advice. Prior to joining Sills Cummis & Gross, Mr. Wasserman was a founder and Chief Executive Officer of Caldwell Consumer Health, LLC, a privately owned pharmaceutical company, from August 2008 to April 2009. He has also served in senior management positions for other pharmaceutical start-ups. Mr. Wasserman was a founding general partner and served as Senior Vice President and General Counsel to Laser Partners, L.P., a Boca Raton, Florida-based private equity/venture capital fund, from December 2005 through August 2008. Mr. Wasserman started his career in the corporate and securities practice groups at Morgan Lewis and Mayer Brown & Platt in New York. Mr. Wasserman received his J.D. from the Seton Hall University School of Law in 1998, magna cum laude, and received his B.A. from Tulane University in 1993. In determining that Mr. Wasserman should serve as a director of the Company, we considered his significant experience and background with regard to corporate legal matters as well as his executive experience and capital markets knowledge.

Family Relationships

There are no family relationships among any of our officers or directors.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to determine whether our directors are independent. The Board of Directors has determined that Dr. Cohen and Messrs. Office and Wasserman qualify as “independent” in accordance with the published listing requirements of the NASDAQ Stock Market and for purposes of Section 16 of the Exchange Act.

NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the Company;

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•	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Board Committees

We do not currently have a separately designated audit, nominating or compensation committee. We intend, however, to establish such committees in the future.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The former members of our Board of Directors adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, controller and other employees performing similar functions. Although our newly appointed executive officers are subject to this Code of Ethics, the newly appointed members of our Board of Directors intend to adopt of new Code of Ethics. However, no formal steps have been taken by the Board of Directors in this regard.

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EXECUTIVE COMPENSATION

Compensation of New Executive Officers of the Company

Employment Agreements with Current Executive Officers

In connection with the closing of the Transaction, we entered into employment agreements with each of (i) Steven E. Leber, our newly appointed Co-Chief Executive Officer and Chairman, (ii) Joseph Bernstein, our newly appointed Co-Chief Executive Officer, Chief Financial Officer and Treasurer and member of our Board of Directors, (iii) Jeffrey S. Mahl, our newly appointed President, and (iv) Matthew Schwartz, our newly appointed Vice President – Administration, Chief Compliance Officer and Secretary (collectively, the “Current Named Executive Officers”). The following sets forth a summary of such employment agreements.

Steven E. Leber

On the Closing Date, we entered into an employment agreement with Steven E. Leber, our newly appointed Chairman and Co-Chief Executive Officer. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $225,000. Mr. Leber was also granted non-qualified stock options to purchase 1,000,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Leber is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by the Company for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60, which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

We may terminate Mr. Leber’s employment for “cause” which shall be deemed to exist if Mr. Leber (i) is in breach of any material obligation owed to us under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Leber. In the event of termination of his employment for cause, Mr. Leber will be paid only at the then applicable base salary rate up to and including the date of termination.

Mr. Leber may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Leber, we may immediately relieve Mr. Leber of all duties and immediately terminate his employment agreement, provided that we pay Mr. Leber at the then applicable base salary rate to the date of termination set forth in Mr. Leber’s original notice of his termination.

In the event we are acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Leber two (2) times the then applicable base salary rate less any money to be received by Mr. Leber from the surviving entity or buyer.

In the event we terminate Mr. Leber without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Leber will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

Joseph Bernstein

On the Closing Date, we entered into an employment agreement with Joseph Bernstein, our newly Co-Chief Executive Officer, Chief Financial Officer and Treasurer and member of our Board of Directors. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $225,000. Mr. Bernstein was also granted non-qualified stock options to purchase 1,000,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Bernstein is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by us for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60, which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

We may terminate Mr. Bernstein’s employment for “cause” which shall be deemed to exist if Mr. Bernstein (i) is in breach of any material obligation owed to the Company under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Bernstein. In the event of termination of his employment for cause, Mr. Bernstein will be paid only at the then applicable base salary rate up to and including the date of termination.

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Mr. Bernstein may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Bernstein, we may immediately relieve Mr. Bernstein of all duties and immediately terminate his employment agreement, provided that we pay Mr. Bernstein at the then applicable base salary rate to the date of termination set forth in Mr. Bernstein’s original notice of his termination.

In the event we are is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Bernstein two (2) times the then applicable base salary rate less any money to be received by Mr. Bernstein from the surviving entity or buyer.

In the event we terminate Mr. Bernstein without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Bernstein will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

Jeffrey S. Mahl

On the Closing Date, we entered into an employment agreement with Jeffrey S. Mahl, our newly appointed President. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $150,000. Mr. Mahl was also granted non-qualified stock options to purchase 250,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Mahl is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by us for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60, which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

We may terminate Mr. Mahl’s employment for “cause” which shall be deemed to exist if Mr. Mahl (i) is in breach of any material obligation owed to us under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Mahl. In the event of termination of his employment for cause, Mr. Mahl will be paid only at the then applicable base salary rate up to and including the date of termination.

Mr. Mahl may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Mahl, we may immediately relieve Mr. Mahl of all duties and immediately terminate his employment agreement, provided that we pay Mr. Mahl at the then applicable base salary rate to the date of termination set forth in Mr. Mahl’s original notice of his termination.

In the event we are acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Mahl two (2) times the then applicable base salary rate less any money to be received by Mr. Mahl from the surviving entity or buyer.

In the event we terminate Mr. Mahl without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Mahl will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

Matthew Schwartz

On the Closing Date, we entered into an employment agreement with Matthew Schwartz, our newly appointed Vice President – Administration, Chief Compliance Officer and Secretary. The term of the agreement commenced on the Closing Date and expires on the one year anniversary of the Closing Date. The agreement provides for an annual base salary of $100,000. Mr. Schwartz was also granted non-qualified stock options to purchase 200,000 shares of Common Stock under the 2012 Stock Incentive Plan. The options are exercisable for a period of ten (10) years from the date of grant with one-third (1/3) of such options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining two-thirds (2/3) of such options becoming vested and exercisable in eight (8) equal quarterly installments thereafter. Mr. Schwartz is also entitled to participate in any bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by us for the benefit of officers and/or regular employees. The options are exercisable at a price per share of $0.60 which was the closing trading price of our Common Stock on February 24, 2012, the date of grant.

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We may terminate Mr. Schwartz’s employment for “cause” which shall be deemed to exist if Mr. Schwartz (i) is in breach of any material obligation owed to the Company under his employment agreement, or (ii) engages in a criminal act or engages in any act of moral turpitude. We may terminate his employment for cause upon five (5) day’s prior written notice to Mr. Schwartz. In the event of termination of his employment for cause, Mr. Schwartz will be paid only at the then applicable base salary rate up to and including the date of termination.

Mr. Schwartz may terminate his employment at his discretion by providing at least thirty (30) days prior written notice to us. In the event of termination of his employment by Mr. Schwartz, we may immediately relieve Mr. Schwartz of all duties and immediately terminate his employment agreement, provided that we shall pay Mr. Schwartz at the then applicable base salary rate to the date of termination set forth in Mr. Schwartz’s original notice of his termination.

In the event we are acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, we will pay Mr. Schwartz two (2) times the then applicable base salary rate less any money to be received by Mr. Schwartz from the surviving entity or buyer.

In the event we terminate Mr. Schwartz without cause, we shall be bound to pay the unpaid salary and vacation amounts remaining under his employment agreement and pay a pro rata amount of any bonus earned as of the date of termination.

The agreement contains customary confidentiality provisions and provides that Mr. Schwartz will be subject to noncompetition and nonsolicitation covenants for a period of one year following the termination of his employment. The agreement also contains a mandatory arbitration provision.

Equity Incentive Plans

In connection with the closing of the Transaction, we adopted a new stock incentive plan (the “2012 Stock Incentive Plan”). The 2012 Stock Incentive Plan permits the Company to make awards of stock options or grants of restricted stock to its employees, directors, officers, consultants, agents, advisors and independent contractors. A maximum of 10,317,691 shares of Common Stock are available for issuance under the 2012 Stock Incentive Plan. The Contribution Agreement contains a prohibition on the ability of the Company to grant any options, stock awards or issue any other securities to any insiders, officers or directors of the Company that would give such persons a right to sell such securities prior to the first anniversary of the Closing Date.

The Stock Incentive Plan is administered by the Board of Directors. The Board of Directors may make awards under the Plan in the form of stock options (both qualified and non-qualified) and restricted stock. The Board of Directors has authority to designate the recipients of such awards, to grant awards, to determine the form of award and to fix all terms of awards granted all in accordance with the 2012 Stock Incentive Plan. Incentive stock options intended to qualify under Section 422A of the Internal Revenue Code may be granted only to employees of the Company and must have an exercise price equal to 100% of the fair market value of our common stock on the grant date (110% in the case of incentive options granted to any 10% stockholder of the Company) and may not exceed a term of ten years (five years in the case of incentive options granted to any 10% stockholder of the Company). Non-qualified stock options and other awards may be granted on such terms as the Board of Directors may determine.

On the Closing Date and immediately following the closings of the Transaction and Private Placement, Grandparents.com, which then owned approximately 65% of the voting control of the Company, approved, by written consent, the 2012 Stock Incentive Plan. The 2012 Stock Incentive Plan was approved by our newly appointed Board of Directors on the Closing Date.

Effective at closing of the Transaction, we terminated our 2005 Stock Incentive Plan, except that all outstanding options will continue in accordance with their terms. As of the Closing Date, there are outstanding stock options for 200,000 shares under the 2005 Stock Incentive Plan and these options vested and became fully exercisable immediately prior to the closing of the Transaction.

Grandparents.com Summary Compensation Table

The following table shows for each of the two fiscal years of Grandparents.com ended December 31, 2011 and 2010, respectively, compensation awarded or paid by Grandparents.com to, or earned from Grandparents.com by our Current Named Executive Officers.

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Name and Principal Position	Fiscal Year	Salary ($)	Option Awards (1) ($)	All Other Compensation ($)		Total ($)

Steven E. Leber (2)	2011	-	-	-		-
Co-Chief Executive Officer	2010	-	-	-		-

Joseph Bernstein (2)	2011	-	-	-		-
Co-Chief Executive Officer,	2010	-	-	-		-
Chief Financial Officer and
Treasurer

Jeffrey S. Mahl	2011	$120,000	$45,000	$20,736	(3)	$185,736
President	2010	61,875	90,000	13,625	(3)	165,500

Matthew Schwartz	2011	75,000	18,000	-		93,000
VP – Administration,	2010	32,083	4,500	-		36,583
Chief Compliance Officer and
Secretary

(1)	The amounts reported in the Option Awards column represent the grant date fair value of such awards to the Current Named Executive Officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. In 2011, Grandparents.com granted Mr. Mahl an option to purchase 100,000 of its Class B Units at an exercise price of $0.86 and granted Mr. Schwartz an option to purchase 40,000 Class B Units at an exercise price of $0.86. The estimated grant date fair market value of the options granted in 2011 was $0.45 per option. In 2010, Grandparents.com granted Mr. Mahl an option to purchase 200,000 of its Class A Units at an exercise price of $0.625 and granted Mr. Schwartz an option to purchase 10,000 Class A Units at an exercise price of $0.625. The grant date fair market value of the options granted in 2010 was $0.45 per option. Grandparents.com uses the Black-Scholes option-pricing model with the following assumptions: (i) risk-free interest rate 1.18%, (ii) expected life (years) 5.0, (iii) expected volatility 95.00%, and (iv) dividend yield 0.00%.
(2)	Grandparents.com did not award or pay any compensation directly to Messrs. Leber and Bernstein in 2011 or 2010. Grandparents.com paid management fees to LBG, an entity controlled by Messrs. Leber and Bernstein. See “Certain Relationships and Related Transactions – Transactions between Grandparents.com and its Managers, Executive Officers and 5% Members prior to the Transaction – Management Fees.”
(3)	Reflects commission of five percent (5%) on gross advertising revenues actually received by Grandparents.com during the applicable fiscal year.

Grandparents.com Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information about unexercised options in Grandparents.com held by each of the Current Named Executive Officers as of December 31, 2011. There were no unvested equity awards of Grandparents.com as of December 31, 2011. In addition, none of the Current Named Executive Officers held any equity awards in the Company as of December 31, 2011.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date
			$
Jeffrey S. Mahl	66,667	133,333	0.625	10/1/2015
	-	100,000	0.86	10/1/2015
Matthew Schwartz	3,337	6,663	0.86	10/14/2016
	-	40,000	0.86	10/14/2016

Compensation of Former Executive Officers of the Company

Summary Compensation Table

The following table shows for each of the two fiscal years of the Company ended June 30, 2011 and 2010, respectively, compensation awarded or paid to, or earned by, Ronald R. Helm, our former Chief Executive Officer and Chairman, Elizabeth T. Leary, Ph.D., our former Chief Scientific Officer and Michael P. Murphy, Ph.D., our former Chief Operating Officer, each of which resigned on August 31, 2011, in connection with the sale of substantially all of our assets to Emerald Star (collectively, the “Former Named Executive Officers”).

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Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Nonequity Incentive Plan Compensation ($)	All Other Comp. ($)		Total ($)

Ronald R. Helm	2011	$308,833	-	-	$234,000	-	$5,865	(2)	$548,698
Former Chief Executive	2010	285,417	-	$88,000	174,000	$56,250	7,983		611,650
Officer and Chairman

Elizabeth T. Leary	2011	139,809	-	-	25,500	-	3,209	(3)	168,517
Former Chief Scientific	2010	142,500	-	5,400	12,325	15,818	5,875		181,918
Officer

Michael P. Murphy	2011	170,674	-	-	25,500	-	10,960	(4)	207,134
Former Chief	2010	170,231	-	15,000	12,325	21,852	7,351		226,759
Operating Officer

(1)	The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of such awards to the Former Named Executive Officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. We use the Black-Scholes option-pricing model to estimate the calculated value of our share-based payments. Stock options are valued as of the date of grant. The volatility assumption used in the Black-Scholes formula is based on the volatility of our common stock. For the stock option awards made to the Former Named Executive Officers in fiscal 2011, we used the following assumptions to compute fair value: (i) expected volatility of 117-148%, (ii) expected dividend yield of 0.00%, (iii) risk-free interest rate of 2.54-2.96%, and (iv) expected life of 10 years.
(2)	The amount listed under “All Other Compensation” in fiscal 2011 consists of $2,615 in life insurance premiums paid by us for Mr. Helm’s benefit and $3,250 in company-contributions for Mr. Helm’s account in the 401(k) plan.
(3)	The amount listed under “All Other Compensation” in fiscal 2011 consists of $2,120 of life insurance premiums paid by us for Dr. Leary’s benefit and $1,088 in company-contributions for Dr. Leary’s account in the 401(k) plan.
(4)	The amount listed under “All Other Compensation” in fiscal 2011 consists of $2,464 in life insurance premiums paid by us for Dr. Murphy’s benefit and $8,497 in company-contributions for Dr. Murphy’s account in the 401(k) plan.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information about unexercised stock options and unvested stock awards held by each of the Former Named Executive Officers as of June 30, 2011. All of the stock options terminated and stock awards vested in full upon the sale of substantially all of our assets to Emerald Star.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities				Market
	Underlying	Underlying			Number	Value of
	Unexercised	Unexercised			of Shares	Shares of
	Options	Options	Option	Option	of Stock	Stock
	(#)	(#)	Exercise	Expiration	That Have	That Have
Name	Exercisable	Unexercisable	Price	Date	Not Vested	Not Vested (1)
			($)		(#)	($)
Ronald R. Helm	340,000	-	0.81	01/30/2014	4,167	$1,042
	4,049	-	0.81	01/30/2014	62,719	15,680
	133,333	16,667	0.41	10/01/2018
	116,666	83,334	0.88	10/01/2019
	150,000	450,000	0.39	10/01/2020

Elizabeth T. Leary	21,922	-	0.51	08/27/2012	750	188
	157,887	-	0.81	01/30/2014	5,000	1,250
	16,666	8,334	0.60	07/01/2019
	25,000	50,000	0.34	07/01/2020

Michael P. Murphy	4,000	-	0.51	08/27/2012	1,167	292
	90,000	-	0.86	08/29/2015	13,889	3,472
	18,000	-	0.99	08/25/2016
	16,666	8,334	0.60	07/01/2019
	25,000	50,000	0.34	07/01/2020

(1)	Market value is calculated on $0.25 per share, the closing price of our common stock on June 30, 2011.

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Compensation of Officers in Fiscal 2012 following the Emerald Star Asset Sale

Stanley L. Schloz, our former President immediately prior to the Transaction, and Curtis J. Scheel, our former Secretary and Treasurer immediately prior to the Transaction, did not receive any compensation for serving as executive officers. Messrs. Schloz and Scheel resigned as officers of the Company effective upon the closing of the Transaction.

Compensation of Current Directors

Our newly appointed non-employee directors will each receive an annual fee of $25,000, which shall be paid quarterly. Non-employee directors will also earn $1,000 for each meeting attended in person or $500 for each meeting attended telephonically. On February 24, 2012, we issued the following options to our newly appointed non-employee directors:

•	A non-qualified stock option to purchase 1,000,000 shares of Common Stock to Dr. Cohen of which one-third (1/3) of such shares shall become vested and exercisable upon the one year anniversary of the date of grant and the remaining two-thirds (2/3) of such shares shall become vested and exercisable in eight (8) equal quarterly installments thereafter.
•	A non-qualified stock option to purchase 250,000 shares of Common Stock to Mr. Office of which 150,000 of such option shall become vested and exercisable upon the one year anniversary of the date of grant and the remaining shares shall become vested and exercisable in eight (8) equal quarterly installments thereafter.
•	A non-qualified stock option to purchase 150,000 shares of Common Stock to Mr. Wasserman which shall become fully vested and exercisable upon the one year anniversary of the date of grant.

The options are exercisable for a period of ten (10) years from the date of grant and shall become fully vested and exercisable upon the one year anniversary of the date of grant. The options are exercisable at a price per share of $0.60, which was the closing trading price of the Common Stock on February 24, 2012, the date of grant.

Directors who are also officers of the Company will not receive additional compensation for serving on the Board.

Compensation of Former Directors

During the fiscal year ended June 30, 2011, we did not separately pay our former directors who were also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses. This applied to Ronald R. Helm, our former Chairman and Chief Executive Officer and Kenneth R. Waters, our former Director of Strategic Planning and Corporate Secretary.

The following table presents information about the compensation that was paid or earned during our fiscal year ended June 30, 2011 by our former directors for their service on the Board (other than Ronald R. Helm, our former Chairman and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table under “Compensation of Executive Officers – Compensation of Former Executive Officers”).

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
	($)	($)(1)	($)(1)(2)	($)
Mario Ehlers (3)	$19,000	-	$18,700	$37,700
Paul G. Kanan (3)	15,313	-	11,900	27,213
Richard W. Palfreyman (3)	23,750	-	11,900	35,650
Curtis J. Scheel (3)	23,750	-	11,900	35,650
Stanley L. Schloz (3)	21,375	-	11,900	33,275
Kenneth R. Waters (3)(5)	-	-	-	-

(1)	As of the end of the 2011 fiscal year, the directors listed in the Director Compensation Table held the following aggregate number of stock awards and stock options. All of the stock options terminated and stock awards vested in full upon the sale of substantially all of our assets to Emerald Star.

•	Dr. Ehlers held 17,500 shares of restricted stock and 176,178 stock options.
•	Mr. Kanan held zero shares of restricted stock and zero stock options.
•	Mr. Palfreyman held 30,000 shares of restricted stock and 106,761 stock options.
•	Mr. Scheel held 30,000 shares of restricted stock and 60,000 stock options.
•	Mr. Schloz held 30,000 shares of restricted stock and 35,000 stock options.
•	Mr. Waters held 39,000 shares of restricted stock and 238,043 stock options.

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(2)	The amounts reported in the Option Awards columns represent the grant date fair value of their awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. We use the Black-Scholes option-pricing model to estimate the calculated value of these Option Awards as of the date of grant. The volatility assumption used in the Black-Scholes formula is based on the volatility of our common stock. For the Option Awards granted to the directors in fiscal 2011, we used the following assumptions to compute the fair value, (i) expected volatility of 117%, (ii) expected dividend yield of 0.00%, (iii) risk-free interest rate of 2.96%, and (iv) expected life of ten (10) years.
(3)	Dr. Ehlers, Mr. Palfreyman and Mr. Water resigned from the Board of Directors on August 31, 2011. Mr. Kanan resigned from the Board of Directors on February 26, 2011. Messrs. Scheel and Schloz resigned from the Board of Directors on the Closing Date.
(4)	During fiscal year 2011, Mr. Waters was an employee, serving as our Director of Strategic Planning, and he received no separate cash or equity compensation for serving on the Board of Directors.

Compensation of Former Directors in Fiscal 2012 following the Emerald Star Asset Sale

Effective on September 1, 2011, immediately following closing of the asset sale to Emerald Star, our Board of Directors consisted of four directors – Curtis J. Scheel, Stanley L. Schloz, Fred Burstein and Andrew Ecclestone. On September 16, 2011, our former Board approved compensation to the directors consisting of a grant of performance based stock options and cash compensation. All former directors were treated equally and there was no separate compensation for directors who served as executive officers. Specifically, our former Board approved an award of 3-year stock options for 100,000 shares of Common Stock to each former director at an exercise price of $0.30 per share. These options are performance based such that they would vest and become exercisable only upon consummation of an acquisition transaction with an operating company, with the effect of the transaction that we would longer be deemed a shell company. Such options became fully vested and exercisable upon the closing of the Transaction. The former Board also approved monthly cash compensation to each director in the amount of $1,500. We paid a bonus of $5,000 to each of our directors upon the closing of the Transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions between the Company and Grandparents.com prior to the Transaction

On December 30, 2011, we entered into a non-binding letter of intent (the “Letter of Intent”) with Grandparents.com for a proposed transaction. Also on December 30, 2011, in connection with the Letter of Intent, we provided a $500,000 Bridge Loan to Grandparents.com, secured by a first priority security interest in all of the assets of Grandparents.com. The purpose of this Bridge Loan was to provide financing and working capital to Grandparents.com in advance of negotiation and closing of a definitive acquisition agreement. We previously announced the Letter of Intent and Bridge Loan in our Current Report on Form 8-K filed on January 5, 2012. The Bridge Loan was assumed by us pursuant to the Transaction and then cancelled and all liens related thereto were released.

Transactions with our Newly Appointed Directors, Executive Officers and 5% Stockholders

Promissory Notes

Reference is made to the disclosure set forth under Item 2.03 of this Report regarding the Promissory Notes, which disclosure is incorporated herein by reference.

Jeremy Office

Upon closing of the Transaction, Jeremy Office was appointed as a member of our Board of Directors. In October 2011, Grandparents.com entered into an Investment Agreement with SJO Worldwide, Inc. (“SJO”), an entity controlled by Mr. Office, pursuant to which SJO purchased $250,000 of Class A Units of Grandparents.com.

Jeffrey L. Wasserman

Upon closing of the Transaction, Jeffrey L. Wasserman was appointed as a member of our Board of Directors and our Assistant Secretary. Mr. Wasserman is a member of Sills Cummis & Gross, P.C. Since January 1, 2011, Grandparents.com incurred legal fees of $46,000 in favor of Sills Cummis & Gross, P.C. Grandparents.com incurred an additional $104,000 in legal fees in favor of Sills Cummis & Gross, P.C. in connection with the Transaction and Private Placement through the Closing Date. In addition, we retained Sills Cummis & Gross, P.C. as our outside counsel following the closing of the Transaction.

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Transactions with our Former Directors, Executive Officers and 5% Stockholders

Indemnification and Exculpation Obligations of the Company pursuant to the Contribution Agreement

The Contribution Agreement contains provisions requiring us to continue to afford our former officers and directors immediately prior to the closing of the Transaction certain rights to exculpation and indemnification for acts or omissions occurring prior to the Closing Date and requiring us to maintain directors’ and officers’ insurance in favor of such former directors and officers.

Asset Purchase Agreement with Emerald Star

On May 23, 2011, we entered into an asset purchase agreement with Emerald Star, an entity newly formed and controlled by Ronald R. Helm, our then President, Chief Executive Officer and Director. On August 31, 2011, pursuant to the asset purchase agreement, we sold to Emerald Star substantially all of the assets and liabilities related to our core business of providing specialty reference laboratory services and clinical biomarker services, including the term loan with Mr. Giles described below.

Loan with Terry Giles

On September 1, 2009, we closed a $4 million term loan with Terry M. Giles, a then-member of our Board of Directors. The loan was secured by a blanket security interest on our assets and the assets of our subsidiaries. The loan bore interest at a fixed rate of 12.0% per annum, and was originally due and payable over 48 months with the first 8 months of payments being interest only ($40,000 per month, beginning September 30, 2009) and the remaining 40 months at a monthly payment of $121,822 of principal and interest. We were obligated to pay a quarterly finance fee of $12,000 to Mr. Giles during the 48-month term of the loan. In connection with and as required by the loan, on September 1, 2009, we repurchased 2,391,906 shares of common stock from Mr. Giles and certain other stockholders at a price of $0.70 per share, pursuant to a Stock Redemption Agreement. We received net loan proceeds of $2,325,666, after payment of the stock repurchase, but excluding our legal and other expenses for the transaction. Effective upon closing of the loan transaction, Mr. Giles resigned from our Board of Directors. Mr. Giles was entitled to certain ongoing Board of Directors observation rights while the loan remained outstanding.

Our loan with Mr. Giles was approved by all of the members of Board of Directors (with Mr. Giles abstaining), and the Board of Directors determined that the terms of the loan transaction were more favorable than we could have obtained from an unaffiliated third party, and that the terms of the loan were fair to and in the best interest of our stockholders.

On October 1, 2010, we amended the loan with Mr. Giles to extend the term of the loan on a portion of the principal balance and to reamortize the loan, reducing the required monthly payment, as follows: (i) for the remainder of the original 48-month term of the loan (thru August 31, 2013), we were required to make monthly payments of principal and interest in the amount of $104,644.68, (ii) for an extended 19 month term (thru March 31 , 2015), we were required to make monthly payments of principal and interest in the amount of $20,000.00, and (iii) on April 30, 2015, we were required to make a final balloon payment in the amount of $600,000.00.

On December 9, 2010, we further amended the loan (i) to decrease the interest rate on a portion of the loan from 12.0% to 11.5% per annum and to adjust the amortization schedule accordingly, and (ii) to add an event of default for a Change of Control, in the event that a majority of the directors on the Board of Directors changes following a person or group owning 25% or more of the voting stock of the Company.

On August 31, 2011, the loan with Mr. Giles was assigned to Emerald Star in connection with closing of the asset sale.

Transactions between Grandparents.com and its Managers, Executive Officers and 5% Members prior to the Transaction

Management Fees

Pursuant to an oral agreement, Grandparents.com has agreed to pay $50,000 per month to LBG, an entity controlled by Messrs. Leber and Bernstein, each a Managing Director of Grandparents.com and each a newly appointed director and executive officer of the Company upon the closing of the 2010 Purchase Agreement, for management services provided to Grandparents.com. LBG is also a member of Grandparents.com. Grandparents.com has accrued but has not paid $562,500 in management fees through February 2012 in favor of LBG pursuant to this agreement. The accrued and unpaid management fees payable by Grandparents.com to LBG were assumed by the Company at the closing of the Transaction and the Company issued a promissory note therefore.

Guaranty of Lease

Messrs. Leber and Bernstein each entered into a personal guaranty in favor of the landlord under Grandparents.com’s office lease. As of January 1, 2011, the remaining term of the lease was thirty three (33) months and the aggregate amount of all lease payments due under the lease after such date was approximately $452,000. The lease was assigned to the Company pursuant to the Transaction and Messrs. Leber and Bernstein have agreed to personally guaranty our performance thereunder.

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Advances and Loans from Members

Since January 1, 2011, Messrs. Leber and Bernstein advanced an aggregate of $126,000 to Grandparents.com under a revolving note. The advances accrued interest at 5% per annum and are due and payable on December 31, 2012.

In March 2011, Grandparents.com entered into a $300,000 note payable agreement with Meadows, an entity controlled by Dr. Cohen, a Managing Director of Grandparents.com and a newly appointed director of the Company upon the closing of the Transaction. Meadows is also a member of Grandparents.com. The note accrues interest at 5% per annum, with interest-only payments commencing on May 1, 2011 through the maturity date, April 1, 2013. The note is secured by substantially all of Grandparents.com’s assets. Grandparents.com also issued to Meadows a warrant to purchase 50,000 of its Class A Units. The warrant is exercisable for a period of five (5) years from the date of issuance at an exercise price of $1.60 per unit. Immediately prior to the closing of the Transaction, $300,000 in principal, together with accrued interest, was outstanding under the note.

In July 2011, Meadows and Messrs. Leber and Bernstein each provided short-term loans to Grandparents.com in the amounts of $8,914, $15,543 and $15,543, respectively. The loans were evidenced by promissory notes issued by Grandparents.com. The loans accrued interest at 5% per annum and matured on December 31, 2011. The loans are convertible into Class A Units of Grandparents.com at a conversion price of $1.60 per unit. Immediately prior to the closing of the Transaction, the principal amount of each loan, together with accrued interest, remained outstanding as of the date hereof.

Upon closing of the Transaction, the Company issued to each of Meadows and Messrs. Leber and Bernstein new amended and restated promissory notes to replace their respective promissory notes issued by Grandparents.com.

Employment Agreements

Grandparents.com entered into an employment agreement with Jeffrey Mahl, Grandparents.com’s President. Under the terms of the agreement, Mr. Mahl received compensation in the amount of $120,000 annually. In addition, Mr. Mahl received a commission of five percent (5%) on gross advertising revenues actually received by Grandparents.com during the term of his employment. The employment agreement expired on December 31, 2011, but Grandparents.com and Mr. Mahl have agreed to continue his employment on the same terms until the closing of the Proposed Transaction. Mr. Mahl’s accrued sales commission for 2011 and 2012 through the Closing Date is $20,736. In addition, Grandparents.com granted Mr. Mahl an option to purchase 200,000 Class A Units of Grandparents.com for an exercise price of $0.625 per unit and an option to purchase 100,000 Class A Units of Grandparents.com for an exercise price of $0.86. Upon closing of the Transaction, Mr. Mahl was appointed as the Company’s President and we entered into a new employment agreement with him. See “Executive Compensation – Employment Agreements.”

Matthew Schwartz, Grandparents.com’s Vice President – Finance & Operations and Chief Compliance Officer, received and annual base salary of $75,000. Upon closing of the Transaction, Mr. Schwartz was appointed as the Company’s Vice President – Administration, Chief Compliance Officer and Secretary and we entered into a new employment agreement with him. See “Executive Compensation – Employment Agreements.”

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

During 2010 and 2011 and through September 14, 2011, our Common Stock was quoted for trading on the OTC Bulletin Board under the symbol “PBMC.” With our name change to NorWesTech, Inc., we applied for and obtained a new trading symbol. Effective September 15, 2011, our Common Stock was quoted for trading on the OTC Bulletin Board under the new symbol “NWTH.” In connection with our name change to Grandparents.com, Inc., we applied for and obtained a new trading symbol. Effective March 9, 2012, our Common Stock was quoted on the OTC Bulletin Board under the new symbol “GPCM”.

Prior to the Transaction, our fiscal year end was June 30. In connection with the Transaction, we changed our fiscal year end to December 31. Accordingly, the following table shows the range of reported high and low bid quotations of our Common Stock as reported by the OTC Bulletin Board for each quarter of 2011 and 2010 based on our new fiscal year. The quotations from the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not represent actual transactions.

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	Low	High
Fiscal 2011:
Fourth quarter ended December 31, 2011	$0.19	$0.28
Third quarter ended September 30, 2011	0.11	0.30
Second quarter, ended June 30, 2011	0.10	0.25
First quarter, ended March 31, 2011	0.15	0.32

Fiscal 2010:
Fourth quarter ended December 31, 2010	$0.18	$0.23
Third quarter ended September 30, 2010	0.28	0.40
Second quarter, ended June 30, 2010	0.46	0.55
First quarter, ended March 31, 2010	0.60	0.66

The following sets forth the number of shares of Common Stock underlying preferred stock, warrants, options and other securities exercisable for or convertible into shares of our Common Stock as of the Closing Date:

•	the Series A Convertible Preferred Stock is convertible into 55,887,491 shares of our Common Stock;
•	the Series B Convertible Preferred Stock is convertible into 12,897,113 shares of our Common Stock;
•	the GP Warrant is exercisable for an estimate of 222,000 shares of our Common Stock at an exercise price of $0.01 per share for a period of ten (10) years from the Closing Date;
•	the Advisory Warrant is exercisable for an aggregate of 5,588,749 shares of our Common Stock at an exercise price of $0.23261 per share for a period of five (5) years from the Closing Date;
•	the Placement Agent Warrant is exercisable for an aggregate of 1,289,711 shares of our Common Stock at an exercise price of $0.23261 per share for a period of five (5) years from the Closing Date;
•	Warrants outstanding prior to the Closing Date exercisable for an aggregate of 117,625 shares of Common Stock at an exercise price of $0.51 per share, which expire on August 27, 2012;
•	Warrants outstanding prior to the Closing Date exercisable for an aggregate of 225,188 shares of Common Stock at an exercise price of $1.60 which expire on March 8, 2013; and
•	Options to purchase 200,000 shares of Common Stock which vested and became exercisable as of the Closing Date.

None of the options granted under the 2012 Stock Incentive Plan have vested as of the Closing Date.

Thus, as of the Closing Date, the conversion of all preferred stock and the exercise of all outstanding warrants and other securities to purchase shares of our Common Stock, excluding options granted under the 2012 Stock Incentive Plan which have not vested, may, if converted or exercised, as applicable, result in the issuance of approximately 76,205,877 shares of our Common Stock (excluding shares issuable upon exercise of the GP Warrant). We do not currently have a sufficient number of authorized shares of Common Stock available for issuance upon the conversion of the Series A and Series B Preferred Stock and other securities exercisable for shares of our Common Stock. On the Closing Date and immediately following the closings of the Transaction and Private Placement, our newly appointed Board of Directors approved the Amendment and Grandparents.com, which then owned approximately 65% of the voting control of the Company, approved, by written consent, the Amendment.

Grandparents.com, JTF and the Purchasers are entitled to certain registration rights with respect to our shares of Common Stock underlying the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the GP Warrant, the Advisory Warrant and the Placement Agent Warrant.

Holders of Common Stock

As of the Closing Date, there were 16,996,151 shares of Common Stock issued and outstanding, held by approximately seventy five (75) holders of record.

Dividends

We have never declared or paid any cash dividends with respect to our common stock, and do not plan to do so in the foreseeable future. Any future determination with regard to the payment of dividends will be at the discretion of our Board of Directors and will be dependent upon our future earnings, financial condition, applicable dividend restrictions and capital requirements and other factors deemed relevant by the Company’s Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information as of February 24, 2012, regarding our common stock that may be issued upon the exercise of options, warrants and other rights under our equity compensation plans.

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	(a)	(b)	(c)
Plan Category	No. of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Shares Available for Future Issuance, excluding securities reflected in Column (a)
Equity Compensation Plans Approved by Stockholders (1)	200,000	$0.30	-

Equity Compensation Plans Approved by Stockholders (2)	5,360,000	$0.60	4,957,691

TOTAL	5,560,000	$0.59

(1)	Consists solely of our 2005 Stock Incentive Plan, which was terminated upon closing of the Transaction. Upon closing of the Transaction, all outstanding options under the 2005 Plan became vested and fully exercisable and will continue in accordance with their terms after the Transaction.
(2)	Consists solely of our newly adopted 2012 Stock Incentive Plan. On the Closing Date, the 2012 Stock Incentive Plan was adopted by our Board of Directors and approved by written consent of our stockholders.

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Report, the Company has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

On September 1, 2009, the Company, then known as Pacific Biomarkers, Inc., issued a $4 million promissory note pursuant to the terms of a Loan and Security Agreement with Terry M. Giles. No underwriters were used. The securities were sold pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. Mr. Giles was a member of our Board of Directors at the time of issuance and was intimately acquainted with the Company’s business and activities at such time and possessed information on the Company necessary to make an informed investment decision. The terms of the promissory note and Loan and Security Agreement are further described in “Certain Relationships and Related Transactions, and Director Independence – Transactions with our Former Directors, Executive Officers and 5% Stockholders – Loan with Terry Giles.”

On August 31, 2011, the Company’s then-outstanding stock options and restricted stock awards were automatically modified under the terms of the Company’s stock plans in conjunction with the asset sale to Emerald Star. This modification consisted of automatic accelerated vesting of all then-outstanding stock options and restricted stock awards and subsequent cancellation of 3,057,291 then-outstanding stock options from discontinued operations.

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

As of the Closing Date, the Company is authorized to issue up to 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of the Closing Date, there were outstanding 16,996,151 shares of Common Stock, one (1) share designated as Series A Convertible Preferred Stock held by Grandparents.com, and 3,000,000 shares designated as Series B Convertible Preferred Stock held by the Purchasers.

We intend to file an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock to an amount equal to at least 150,000,000 shares. As described below, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock will automatically convert into shares of Common Stock upon the filing of the Amendment. The Company intends to file the Amendment as soon as practicable and in no event later than April 1, 2012.

Common Stock

Holders of the Common Stock are entitled to one vote per share and to receive dividends when and as declared by the Board of Directors, and to share ratably in the assets of the Company legally available for distribution in the event of the liquidation, dissolution or winding up of the Company.

Preferred Stock

Preferred Stock may be issued with such rights, preferences, privileges and restrictions (including redemption and voting rights) as the Board of Directors of the Company may, from time to time, determine. Any or all of such rights may be greater than the rights granted to holders of the Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock. As of the Closing Date, there are 5,000,000 authorized shares of Preferred Stock, of which one (1) share is designated as Series A Convertible Preferred Stock and 3,000,000 shares are designated as Series B Convertible Preferred Stock. Accordingly, as of the Closing Date, there are 1,999,999 shares of undesignated blank check Preferred Stock available for future issuance on terms determined by the Board of Directors, without further stockholder approval.

Series A Convertible Preferred Stock

Reference is made to the disclosure set forth under Item 5.03 of this Report regarding the Series A Convertible Preferred Stock, which disclosure is incorporated herein by reference.

Series B Convertible Preferred Stock

Reference is made to the disclosure set forth under Item 5.03 of this Report regarding the Series B Convertible Preferred Stock, which disclosure is incorporated herein by reference.

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Warrants

GP Warrant

In addition to the one (1) share of Series A Convertible Preferred Stock issued by the Company to Grandparents.com pursuant to the Transaction, the Company issued to Grandparents.com the GP Warrant. The GP Warrant has an exercise price of $0.01 per share and is exercisable for five (5) years from the date of issuance. The number of shares of Common Stock for which the GP Warrant will be exercisable, if at all, will be adjusted from time to time in the event that (i) any of the Other Warrants (as described below) are exercised prior to termination, in which case the number of shares of Common Stock issuable upon exercise of the GP Warrant will increase on a one-for-one basis with respect to the number of shares of Common Stock issued upon exercise of any of the Other Warrants, and (ii) the Shortfall Amount (as defined in the Contribution Agreement) calculated as of the Closing Date changes based on a calculation of same from time to time after the Closing Date. As of the date of this Report, the GP Warrant is not exercisable for any shares of Common Stock because the Shortfall Amount was zero as of the Closing Date, no adjustment of the Shortfall Amount has occurred as of the date of this Report and none of the Other Warrants have been exercised as of the date of this Report. However, assuming the full exercise of the Other Warrants for shares of Common Stock, the GP Warrant would become exercisable for 342,813 shares of Common Stock.

Advisory Warrant

As partial compensation for its advisory services to Grandparents.com in connection with the Transaction, the Company issued to JTF a warrant to purchase 5,588,749 shares of Common Stock having a term of five (5) years and an exercise price equal to $0.23261 (the “Advisory Warrant”).

Placement Agent Warrant

As partial compensation for its services as the Company’s placement agent in connection with the Private Placement, the Company issued to JTF a warrant to purchase 1,289,711 shares of Common Stock having a term of five (5) years and an exercise price equal to the effective price per share of Common Stock paid in the Private Placement, or $0.23261 (the “Placement Agent Warrant”).

Other Warrants

As of the Closing Date, the Company has outstanding (i) warrants exercisable for an aggregate of 117,625 shares of Common Stock at an exercise price of $0.51 per share which expire on August 27, 2012, and (ii) warrants exercisable for an aggregate of 225,188 shares of Common Stock at an exercise price of $1.60 which expire on March 8, 2013.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom the Company shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission.

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Our Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Contribution Agreement contains provisions requiring us to continue to afford our former officers and directors immediately prior to the closing of the Transaction certain rights to exculpation and indemnification for acts or omissions occurring prior to the Closing Date and requiring us to maintain directors’ and officers’ insurance in favor of such former directors and officers.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this Report, which disclosure is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Report regarding the Promissory Notes is incorporated herein by reference in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report is incorporated herein by reference in response to this Item 3.02.

The share of Series A Convertible Preferred Stock and GP Warrant issued to Grandparents.com in connection with the Transaction were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (i) the issuance of the securities was an isolated private transaction by us which did not involve a public offering, (ii) there was only one offeree, (iii) there were no subsequent or contemporaneous public offerings of the securities by us, and (iv) the negotiations for the Transaction and the issuance of the securities took place directly between Grandparents.com and us.

The shares of Series B Convertible Preferred Stock issued to the Purchasers in connection with the Private Placement were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company made this determination based on the representations of each Purchaser which included that each such Purchaser (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D, (ii) is acquiring the securities for investment and not with a view to or for distribution, and (iii) had access to adequate information about the Company. Neither the shares of Series B Convertible Stock nor the Common Stock into which such shares are convertible may be sold unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

The Advisory Warrant and Placement Agent Warrant issued to JTF were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (i) the issuance of the securities was an isolated private transaction by us which did not involve a public offering, (ii) there was only one offeree, (iii) there were no subsequent or contemporaneous public offerings of the securities by us, and (iv) the negotiations for the issuance of the securities took place directly between JTF and us.

The foregoing descriptions of the Advisory Warrant and the Placement Agent Warrant does not purport to be complete and is qualified in its entirety by reference to the provisions of the Advisory Warrant and the Placement Agent Warrant, copies of which are filed as Exhibits 4.2 and 4.3, respectively, to this Report and incorporated herein by reference.

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Item 3.03	Material Modification to Rights of Security Holders.

The disclosure in Item 5.03 of this Report regarding the rights and preferences of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and is incorporated herein by reference in its entirety.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On February 23, 2012, our Board of Directors approved the dismissal of PMB Helin Donovan, LLP (“PMBHD”) as our independent registered public accounting firm, effective immediately.

PMBHD’s reports on our financial statements as of and for the fiscal years ended June 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2011 and 2010 and through PMBHD’s dismissal on the Closing Date, there were (i) no disagreements with PMBHD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PMBHD, would have caused PMBHD to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished PMBHD with a copy of this disclosure on the Closing Date, providing PMBHD with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of PMBHD’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss PMBHD as our independent registered public accounting firm, the Board of Directors appointed Daszkal Bolton LLP (“Daszkal”) as our independent registered public accounting firm.

During the fiscal years ended June 30, 2011 and 2010 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Daszkal with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Daszkal concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

As explained more fully described in Items 1.01 and 2.01 of this Report, in connection with the Transaction, on the Closing Date, we issued one (1) share of Series A Convertible Preferred Stock to Grandparents.com. As more fully described in Item 5.03 of this Report, the one (1) share of Series A Convertible Preferred Stock is entitled to cast 55,887,491 votes. As such, immediately following the Transaction and the Private Placement, Grandparents.com held approximately 65% of the total voting power of our voting securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On the Closing Date, Messrs. Stanley L. Schloz, Curtis J. Scheel, Fred Burstein and Andrew Ecclestone resigned from our Board of Directors. The resignations were not the result of any disagreement with us on any matter relating to our operations, policies or practices. In addition, Mr. Stanley L. Schloz resigned as our President and Mr. Curtis J. Scheel resigned as our Secretary and Treasurer.

Appointment of Directors and Officers

The following persons were appointed as our officers and directors at the closing of the Transaction:

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Name	Age	Position
Steven E. Leber	70	Chairman, Co-Chief Executive Officer
Joseph Bernstein	63	Co-Chief Executive Officer, Chief Financial Officer, Treasurer, Director
Jeffrey S. Mahl	60	President
Matthew Schwartz	39	Vice President – Administration, Chief Compliance Officer, Secretary
Dr. Robert Cohen	68	Director
Jeremy Office	35	Director
Jeffrey L. Wasserman	41	Director, Assistant Secretary

The business background descriptions of the newly appointed directors and officers as set forth in Item 2.01 of this Report are hereby incorporated in this Item 5.02 by reference.

Employment Agreements of New Executive Officers

The description of the employment agreements as set forth in Item 2.01 of this Report are hereby incorporated in this Item 5.02 by reference.

The descriptions of the employment agreements do not purport to be complete and are qualified in their entireties by reference to the provisions of the employment agreements, copies of which are filed as Exhibits 10.5, 10.6 and 10.7 to this Report and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On the Closing Date and immediately following the Transaction, we changed our name to Grandparents.com, Inc. The name change was made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger (the “Short Form Merger”). In connection with the Short Form Merger, we amended Article First of our Certificate of Incorporation to change our name to Grandparents.com, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on the Closing Date. A copy of the Certificate of Ownership and Merger is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Series A Convertible Preferred Stock

On February 22, 2012, the Company filed a certificate of designation with the Secretary of State of the State of Delaware (the “Series A Certificate of Designation”) to create a series of Preferred Stock designated as “Series A Convertible Preferred Stock.” The Series A Convertible Preferred Stock consists of one (1) authorized share issued to Grandparents.com pursuant to the Transaction.

Mandatory Conversion. The share of Series A Convertible Preferred Stock will automatically convert into 55,887,491 shares of Common Stock, upon the date on which the Company files the Amendment. Until such time, the Series A Convertible Preferred Stock will not be convertible into Common Stock.

Voting Rights. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or any action by written consent of stockholders in lieu of meeting), Grandparents.com, as the holder of Series A Convertible Preferred Stock, will be entitled to cast 55,887,491 votes. Except as provided by law or by the other provisions of the Certificate of Incorporation, Grandparents.com, as the holder of Series A Convertible Preferred Stock, will vote together with the holders of Common Stock, and with the holders of any other series of the Company’s Preferred Stock, including the Series B Convertible Preferred Stock, the terms of which so provide, as a single class.

Rank. The Series A Convertible Preferred Stock will, as to distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) pari passu to the Common Stock and any other class or series of capital stock (including Preferred Stock) of the Company hereafter created that, by its terms, ranks pari passu to the Series A Convertible Preferred Stock, and (ii) junior to any class or series of capital stock of the Company hereafter created which by its terms ranks senior to the Series A Convertible Preferred Stock.

Dividends. The Series A Convertible Preferred Stock does not have separate dividend rights. Rather, the holders of Series A Convertible Preferred Stock, Common Stock, Series B Convertible Preferred Stock and any other series of Preferred Stock of the Company entitled to participate with the Common Stock in such dividends or distributions will be entitled to participate pro rata in such dividends or distributions declared with respect to Common Stock based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

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Liquidation. If the Company suffers a liquidation event prior to the conversion of Series A Convertible Preferred Stock into Common Stock, the assets of the Company available for distribution to its stockholders will be distributed among the holders of Series A Convertible Preferred Stock, Common Stock, Series B Convertible Preferred Stock and any other series of Preferred Stock of the Company entitled to participate with the Common Stock in the distribution of such remaining assets, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

Required Approvals. So long as the share of Series A Convertible Preferred Stock is outstanding, the Company may not, without first obtaining the unanimous written consent of Grandparents.com, as the holder of such share, alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock so as to affect adversely such holder. Likewise, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Company may not, without first obtaining the approval of the holders of a majority of the outstanding shares of Common Stock (voting as a separate class, without the vote of holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other series of Preferred Stock), alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock. The Company may not make any other distributions (including without limitation the granting of any rights or warrants) to the holders of the Common Stock without first obtaining the unanimous written consent of Grandparents.com, as the holder of the Series A Convertible Preferred Stock.

The description of the designations, rights and preferences of the Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.2 to this Report and incorporated herein by reference.

Series B Convertible Preferred Stock

On February 22, 2012, the Company filed a certificate of designation with the Secretary of State of the State of Delaware (the “Series B Certificate of Designation”) to create a series of Preferred Stock designated as “Series B Convertible Preferred Stock.” The Series B Convertible Preferred Stock consists of 3,000,000 shares issued to the Purchasers. Immediately following the closing of the Offering, such shares of Series B Convertible Preferred Stock would be convertible into an aggregate of 12,897,113 shares of Common Stock.

Mandatory Conversion. The shares of Series B Convertible Preferred Stock will automatically convert into the number of shares of the Common Stock determined by dividing $1.00 (the stated value of the share of Series B Convertible Preferred Stock) by the conversion price of the Series B Convertible Preferred Stock then in effect, upon the date on which the Company files the Amendment. Until such time, the Series B Convertible Preferred Stock will not be convertible into Common Stock. The Series B Convertible Preferred Stock will have an initial conversion price of $0.23261 (or 4.299 shares of Common Stock for each share of Series B Convertible Preferred Stock), subject to adjustment. No fractional shares of Common Stock will be issuable upon conversion of the Series B Convertible Preferred Stock and the number of shares to be issued will be rounded up to the nearest whole share.

Voting Rights. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or any action by written consent of stockholders in lieu of meeting), each holder of Series B Convertible Preferred Stock will be entitled to cast the number of votes equal to the number determined by dividing $1.00 (the stated value of each share of Series B Convertible Preferred Stock) by the conversion price of the Series B Convertible Preferred Stock then in effect. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series B Convertible Preferred Stock will vote together with the holders of Common Stock, and with the holders of any other series of the Company’s Preferred Stock, including the Series A Convertible Preferred Stock, the terms of which so provide, as a single class.

Rank. The Series B Convertible Preferred Stock will, as to distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) pari passu to the Common Stock, the Series A Convertible Preferred Stock and any other class or series of capital stock (including Preferred Stock) of the Company hereafter created that, by its terms, ranks pari passu to the Series B Convertible Preferred Stock, and (ii) junior to any class or series of capital stock of the Company hereafter created which by its terms ranks senior to the Series B Convertible Preferred Stock.

Dividends. The Series B Convertible Preferred Stock does not have separate dividend rights. Rather, the holders of Series B Convertible Preferred Stock, Common Stock, Series A Convertible Preferred Stock and any other series of Preferred Stock of the Company entitled to participate with the Common Stock in such dividends or distributions will be entitled to participate pro rata in such dividends or distributions declared with respect to Common Stock based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

Liquidation. If the Company suffers a liquidation event prior to the conversion of Series B Convertible Preferred Stock into Common Stock, the assets of the Company available for distribution to its stockholders will be distributed among the holders of Series B Convertible Preferred Stock, Common Stock, Series A Convertible Preferred Stock and any other series of Preferred Stock of the Company entitled to participate with the Common Stock in the distribution of such remaining assets, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock

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Required Approvals. So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company may not, without first obtaining the unanimous written consent of the holders of such shares, alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock so as to affect adversely such holders. Likewise, so long as any shares of Series B Convertible Preferred Stock are outstanding, the Company may not, without first obtaining the approval of the holders of a majority of the outstanding shares of Common Stock (voting as a separate class, without the vote of holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other series of Preferred Stock), alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock. The Company may not make any other distributions (including without limitation the granting of any rights or warrants) to the holders of the Common Stock without first obtaining the unanimous written consent of the holders of the Series B Convertible Preferred Stock.

The description of the designations, rights and preferences of the Series B Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Series B Certificate of Designation, a copy of which is filed as Exhibit 3.3 to this Report and incorporated herein by reference.

Amendment to Bylaws

Effective upon the closing of the Transaction, we amended Section 7 of our Bylaws regarding voting rights of holders of capital stock. Previously, our Bylaws stated that each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. However, pursuant to the Series A Certificate of Designation, Grandparents.com, as the holder of the one (1) share of Series A Convertible Preferred Stock, is entitled to cast 55,887,491 votes. Accordingly, we amended our Bylaws to clarify that, unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

On the Closing Date and immediately following the Transaction, we amended and restated our Bylaws to reflect our new name. Other than the amendment to Section 7 of our Bylaws prior to the Transaction and the name change in connection with the Short Form Merger, no changes were made to our Bylaws in effect prior to the Closing Date. A copy of our Amended and Restated Bylaws is attached as Exhibit 3.4 hereto and incorporated by reference.

Change in Fiscal Year

On the Closing Date and in connection with Transaction, our Board of Directors approved a change in our fiscal year end from June 30 to December 31.

Item 5.06	Change in Shell Company Status.

Reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On the Closing Date and immediately following the closings of the Transaction and Private Placement, Grandparents.com, which then owned approximately 65% of the voting control of the Company, approved, by written consent, the Amendment and the 2012 Stock Incentive Plan. The Amendment and 2012 Stock Incentive Plan were approved by our newly appointed Board of Directors on the Closing Date.

Reference is made to the disclosure set forth under Item 2.01 of this Report regarding the 2012 Stock Incentive Plan, which disclosure is incorporated herein by reference.

The description of the 2012 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2012 Stock Incentive Plan, a copy of which is filed as Exhibit 10.13 to this Report and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Audited Financial Statements of Grandparents.com for the years ended December 31, 2011 and 2010.

(b)	Pro Forma Financial Information.

Furnished herewith as Exhibit 99.3 to this Report and incorporated herein by reference is unaudited pro forma financial information of the Company.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
•	may apply standards of materiality that differ from those of a reasonable investor; and
•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number	Description
2.1	Asset Contribution Agreement dated as of February 23, 2012 by and between the Company and Grandparents.com (1)
3.1	Certificate of Ownership and Merger of GP MergeCo, Inc. into the Company (1)
3.2	Certificate of Designation of Series A Convertible Preferred Stock (1)
3.3	Certificate of Designation of Series B Convertible Preferred Stock (1)
3.4	Amended and Restated Bylaws (1)
3.5	Second Amended and Restated Certificate of Incorporation of the Company, dated December 15, 2009, as amended by Amendment to Second Amended and Restated Certificate of Incorporation of the Company, dated August 31, 2011 (2)
4.1	Grandparents.com Warrant (1)
4.2	Advisory Warrant (1)
4.3	Placement Agent Warrant (1)
10.1	Securities Purchase Agreement dated as of February 23, 2012 (1)
10.2	Registration Rights Agreement dated as of February 23, 2012 (1)
10.3	Lock-Up Agreement by and between the Company and Grandparents.com (1)
10.4	Lock-Up Agreement by and between the Company and JTF (1)
10.5	Employment Agreement dated as of February 23, 2012 by and between the Company and Steven E. Leber (1)
10.6	Employment Agreement dated as of February 23, 2012 by and between the Company and Joseph Bernstein (1)
10.7	Employment Agreement dated as of February 23, 2012 by and between the Company and Jeffrey S. Mahl (1)
10.8	Employment Agreement dated as of February 23, 2012 by and between the Company and Matthew Schwartz (1)
10.9	Amended and Restated Promissory Note dated as of February 23, 2012 in favor of Steven E. Leber (1)
10.10	Amended and Restated Promissory Note dated as of February 23, 2012 in favor of Joseph Bernstein (1)
10.11	Amended and Restated Promissory Note dated as of February 23, 2012 in favor of Meadows Capital, LLC (1)
10.12	Promissory Note dated as of February 23, 2012 in favor of Leber-Bernstein Group, LLC (1)
10.13	2012 Stock Incentive Plan (1)
10.14	Form of Option Grant Letter (1)
10.15	Promissory Note dated as of July 29, 2011 in favor of David Ross, as amended (5)
10.16	Reaffirmation of Limited Guaranty (5)
14.1	Code of Ethics for Financial Officers (4)
16.1	Letter from PMB Helin Donovan, LLP (1)
21.1	Subsidiaries of the Company (5)
23.1	Consent of Daszkal Bolton LLP (3)
99.1	Audited Financial Statements of Grandparents.com, LLC for the years ended December 31, 2011 and 2010 (3)
99.3	Unaudited Pro Forma Financial Information of the Company **

** Furnished herewith

(1) Incorporated herein by reference to the exhibit of the same number in the Original 8-K.

(2) Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on September 27, 2011.

(3) Incorporated herein by reference to the exhibit of the same number filed with Amendment No. 1.

(4) Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on September 27, 2011.

(5) Incorporated herein by reference to the exhibit of the same number filed with Amendment No. 2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2012	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer

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